SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. 2)


[X]  Filed by the Registrant

[ ]  Filed by a Party other than the Registrant

     Check the appropriate box:

     [X]  Preliminary Proxy Statement

     [ ]  Confidential, for Use of the Commission Only
          (as permitted by Rule 14a-6(e)(2))

     [ ]  Definitive Proxy Statement

     [ ]  Definitive Additional Materials

     [ ]  Soliciting Material Pursuant to ss.240.14a-12

             GALAXY NUTRITIONAL FOODS, INC., a Delaware corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

     Payment of Filing Fee (Check the approximate box)

     [X]  No fee required.

     [ ]  Fee  computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
          O-11.

          1.   Title of each class of securities to which transaction applies:

          2.   Aggregate number of securities to which transaction applies:

          3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4.   Proposed maximum aggregate value of transaction:

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

          5.   Total fee paid:


     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1.   Amount Previously Paid:

          2.   Form, Schedule or Registration Statement No.:

          3.   Filing Party:

          4.   Date Filed:

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                                     [LOGO]
                         GALAXY NUTRITIONAL FOODS, INC.

                         GALAXY NUTRITIONAL FOODS, INC.
                                2441 Viscount Row
                             Orlando, Florida 32809

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                TO BE HELD _______________, __________ ___, 2003

To the Shareholders:

The Annual Meeting of Shareholders of Galaxy Nutritional Foods, Inc. (the "Company"), will be held ___________, _______ ___, 2003 at 10:00 a.m. at the
Company's headquarters, located at 2441 Viscount Row, Orlando, Florida 32809 for the following purposes:

     1. To fix the number of directors at eight and elect a Board of Directors for the ensuing periods.

     2. To approve the issuance by the Company of common stock in the event of a conversion of the Company's Series A convertible preferred stock and upon the exercise of certain warrants held by the Series A convertible preferred stockholders.

     3. To approve the issuance by the Company of common stock or securities convertible into common stock in a potential offering the proceeds of which will be used to finance the Company's redemption of any outstanding, unconverted Series A convertible preferred stock and to pay all costs and expenses related to such offering and redemption.

     4. To approve certain issuances and potential issuances of common stock or other securities convertible into common stock by the Company to officers, directors and key employees.

     5. To ratify the retention of BDO Seidman, LLP as the independent auditors of the Company for the fiscal years ending March 31, 2003 and March 31, 2004.

     6. To transact such other business as may properly come before the meeting and any adjournment thereof.

Shareholders of record at the close of business on _____________, 2003 will be entitled to vote at the meeting or any adjournment thereof.

                                        By Order of the Board of Directors


                                        LeAnn Hitchcock
                                        Corporate Secretary
Orlando, Florida
_______________, 2003


SHAREHOLDERS ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

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                         GALAXY NUTRITIONAL FOODS, INC.
                                2441 VISCOUNT ROW
                             ORLANDO, FLORIDA 32809

                                 PROXY STATEMENT
                                       FOR
                       THE ANNUAL MEETING OF SHAREHOLDERS
                TO BE HELD ______________, ___________ ___, 2003

PROXIES IN THE FORM ENCLOSED WITH THIS PROXY STATEMENT ARE SOLICITED BY THE BOARD OF DIRECTORS OF GALAXY NUTRITIONAL FOODS, INC., A DELAWARE CORPORATION (THE "COMPANY"), FOR THE USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ___________, _______ ___, 2003 AT 10:00 A.M. AT THE COMPANY'S HEADQUARTERS,
LOCATED AT 2441 VISCOUNT ROW, ORLANDO, FLORIDA 32809.

Only shareholders of record as of _____________, 2003 will be entitled to vote at the meeting and any adjournment thereof. As of July 11, 2003, 15,152,878 shares of common stock, par value $.01 per share, of the Company were issued and outstanding. Each share of common stock outstanding as of the record date will be entitled to one vote, and shareholders may vote in person or by proxy. Execution of a proxy will not, in any way, affect a shareholders' right to revoke it by written notice to the Secretary of the Company at any time before it is exercised or by delivering a later executed proxy to the Secretary of the Company at any time before the original proxy is exercised. This proxy statement and the form of proxy were first mailed to shareholders on or about
____________, 2003. The cost of solicitation related to this proxy statement shall be borne by the Company.

All properly executed proxies returned in time to be cast at the meeting will be voted and, with respect to the election of a Board of Directors, will be voted as stated below under "Election of Directors". Any shareholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy. In addition to the election of directors, the shareholders will consider and vote upon (i) the approval of the issuance by the Company of common stock in the event of a conversion of the Company's Series A convertible preferred stock and upon the exercise of certain warrants held by the Series A convertible preferred stockholders, (ii) the approval of the issuance by the Company of common stock or securities convertible into common stock in a potential offering the proceeds of which will be used to finance the Company's redemption of any outstanding, unconverted Series A convertible preferred stock and all costs and expenses related to such offering and redemption, (iii) the approval of certain issuances and potential issuances of common stock or other securities convertible into common stock by the Company to officers, directors and key employees, and (iv) a proposal to ratify the retention of BDO Seidman, LLP as the independent auditors of the Company for the fiscal years ending March 31, 2003 and March 31, 2004. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification, and will be voted FOR if no specification is indicated.

The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote might be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

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PROPOSAL ONE:  ELECTION OF DIRECTORS

Current Board of Directors
--------------------------

On December 17, 2002, the Board of Directors voted to expand the number of Board members to six and appointed Charles L. Jarvie as the Company's Chairman of the Board, Angelo S. Morini as Vice-Chairman of the Board, Thomas R. Dyckman as Chairman of the Audit Committee, and Michael H. Jordan, Joseph J. Juliano and David H. Lipka as additional directors. Former directors Dr. Douglas Walsh and Marshall Luther resigned from the Board of Directors effective as of December 17, 2002, in order to pursue other opportunities. On December 18, 2002, the Board of Directors again voted to expand the number of Board members to seven and appointed Christopher J. New, the Company's Chief Executive Officer, as a director. On April 1, 2003, C. Anthony Wainwright was appointed to the Board to fill the vacancy created when Michael H. Jordan resigned to accept an appointment as the chairman and chief executive officer of Electronic Data Systems Corporation. On May 2, 2003, the Board of Directors voted to expand the number of Board members to eight and, effective May 30, 2003, appointed Patrice M.A. Videlier as a director.

The Company's Board of Directors is currently comprised of eight members, and will be fixed at eight members after the annual meeting. Directors shall be elected to serve until the next annual meeting of shareholders and until their successors shall have been elected and qualified.

Nominees
--------

All of the nominees are currently serving as directors of the Company, all have consented to being named herein and all have indicated their intention to serve as directors of the Company, if elected. Mr. Lipka has agreed to serve as a director of the Company at the request of Frederick A. DeLuca, a beneficial owner of more than five percent (5%) of Company's common stock. Both Mr. Lipka and Mr. DeLuca are members of the Board of Directors of Doctors Associates, Inc.

The nominees for the Board of Directors and certain information about them are set forth below:

CHARLES L. JARVIE
Age:                  66
First Elected:        2002
Experience:           Galaxy  Nutritional Foods, Inc. - Chairman of the Board of
                      Directors  (2002);  Partner  with Beta  Capital  Group LLC
                      (2001-present);  President of Host  Communications,  Inc.,
                      New  Era  Beverage  Company,  Schenley  Industries,  Inc.,
                      Fidelity  Investments  Marketing  Corp.,  and  Dr.  Pepper
                      Company (1980-2000); Procter & Gamble Company - various management positions (1959-1979).
Other Directorships:  None

ANGELO S. MORINI
Age:                  60
First Elected:        1987
Experience:           Galaxy  Nutritional Foods, Inc. - Chairman of the Board of
                      Directors  (1987-Dec.  2002),  President (since 1987), and
                      Chief Executive Officer  (1987-Dec.  2002);  Galaxy Cheese
                      Company   -   President   (1980-1987),   General   Manager
                      (1972-1980).
Other Directorships:  None

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

THOMAS R. DYCKMAN
Age:                  71
First Elected:        2002
Experience:           Cornell  University  -  various  positions  including  Ann
                      Whitney  Olin  Professor  of  Accounting,  Dean,  and Vice
                      President  for  Information  Technology  (1964 - present);
                      Financial Accounting Standards Board - various positions including consultant, member of FASAC and FAF (1977-1988);
                      Author of more than 60 published articles and 10 books.
Other Directorships:  None

JOSEPH JULIANO
Age:                  52
First Elected:        1999
Experience:           Pepsi-Cola Company - various  management  positions (1973-
                      1988); Pepsi Cola Company Bottling Operations - management
                      (1988-1991);  Pepsi Cola North America - Vice President of
                      Prestige, Sports and Gaming (1991-1998), Vice President of
                      Entertainment Sales (1998-present).
Other Directorships:  Nevada Gold & Casinos, Inc.

DAVID H. LIPKA
Age:                  73
First Elected:        2002
Experience:           Director of Doctors  Associates,  Inc. (Subway Stores) and
                      consultant to SCIS Food Services Co.  (2001-present);  DCA
                      Food Industries - various management  positions  including
                      President & Chief Executive Officer (1955-1995).
Other Directorships:  Doctors Associates, Inc.

CHRISTOPHER J. NEW
Age:                  42
First Elected:        2002
Experience:           Galaxy  Nutritional  Foods, Inc. - Chief Executive Officer
                      (2002-present and Chief Operating Officer  (2001-present);
                      Vice  President of  Commercial  Strategies  for  Tropicana
                      Products of Bradenton,  FL (1993-2001);  Senior  Marketing
                      Manager for Mott's USA (1988-1992).
Other Directorships:  None

C. ANTHONY WAINWRIGHT
Age:                  69
First Elected:        2003
Experience:           Vice    Chairman    for    Arnold    Worldwide    Partners
                      (2002-present);   Vice  Chairman  for  McKinney  &  Silver
                      (1997-2001);  Chairman for Harris Drury Cohen (1995-1997);
                      Chairman   for   Compton   Partners,   Saatchi  &  Saatchi
                      (1990-1995);  President & Chief Operating  Officer for The
                      Bloom  Companies  (1980-1989);  Executive Vice President &
                      General Manager for The Marschalk Company (1978-1980); and
                      President & Chief Executive Officer for Wainwright, Spaeth
                      & Wright (1969-1978).
Other Directorships:  Arnold Worldwide Partners,  American Woodmark Corporation,
                      Danka PLC, and Marketing Services Group, Inc.

PATRICE M.A. VIDELIER
Age:                  60
First Elected:        2003
Experience:           Various  management  positions with  Fromageries  Bel, SA,
                      including   the  current   position  as  the  Senior  Vice
                      President of Marketing - World; Unilever Co. - various marketing management positions (1969-1989).
Other Directorships:  None

Vote Required for Election
--------------------------

The affirmative vote of the holders of a majority of outstanding shares of common stock present or represented at the annual meeting is required for the election of each of the nominees named above. Unless you specify otherwise, your proxy will be voted to fix the number of directors for the ensuing year at eight and for the election of the nominees named above, all of whom are now directors. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes. If any nominee becomes unavailable, your proxy will be voted for a new nominee designated by the Board of Directors unless the Board of Directors reduces the number of directors to be elected. The Board of Directors knows of no reason why any nominee should be unable or unwilling to serve, but if such be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES DESCRIBED ABOVE.

PROPOSAL TWO:  TO APPROVE THE  ISSUANCE  BY THE  COMPANY OF COMMON  STOCK IN THE
               EVENT OF A CONVERSION OF THE COMPANY'S SERIES A CONVERTIBLE PREFERRED STOCK AND UPON THE EXERCISE OF CERTAIN WARRANTS HELD BY THE SERIES A CONVERTIBLE PREFERRED STOCKHOLDERS.

Background on the Series A Preferred Stock Financing
----------------------------------------------------

Pursuant to a certain Series A Preferred Stock and Warrants Purchase Agreement dated as of April 6, 2001 ("Purchase Agreement"), BH Capital Investments, L.P. and Excalibur Limited Partnership each purchased 36,323 shares of the Company's Series A convertible preferred stock (the "Series A Preferred Stock") and warrants to purchase 60,000 shares of the Company's common stock (the "Initial Warrants"), at an aggregate sales price of approximately $3,082,000. Each of BH Capital Investments, L.P., and Excalibur Limited Partnership were also issued warrants to purchase 60,000 shares of common stock which were exercisable only upon the redemption of the Series A Preferred Stock (the "Redemption Warrants" and, together with the Initial Warrants, the "Warrants"). Pursuant to a Registration Rights Agreement dated as of April 6, 2001, between the Company and BH Capital Investments, L.P., and Excalibur Limited Partnership (the "Registration Rights Agreement"), the Company agreed to register the shares of common stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Warrants. Such shares were included in the Registration Statement No. 333-70884, filed with the Securities and Exchange Commission on October 3, 2001. The sale and issuance of the Series A Preferred Stock and Warrants pursuant to the Purchase Agreement was authorized by the Board of Directors on April 6, 2001. The proceeds derived from the sale of the Series A Preferred Stock and Warrants were used for general working capital purposes.

Purpose of the Proposal
-----------------------

The Company is submitting this proposal for shareholder approval for two reasons. First, the Company is contractually obligated to do so pursuant to the Purchase Agreement. And, second, the Company is submitting this proposal for shareholder approval pursuant to the listing standards, policies and requirements set forth in the American Stock Exchange Company Guide (the "AMEX Guide").

     Contractual Obligation. On November 7, 2002, the holders of a majority of the shares of Series A Preferred Stock exercised their right under the Purchase Agreement to require the Company to solicit the approval of its shareholders for the Company's issuance of all of the shares of common stock potentially issuable upon conversion of the Series A Preferred Stock in full and the exercise of the Warrants. This right arose when the number of shares of common stock they are entitled to receive, assuming conversion of the all of the Series A Preferred Stock and the exercise of the Warrants, exceeded 15% of the Company's then-outstanding shares of common stock. The Company was required to hold a shareholders meeting to solicit such approval on or before February 5, 2003. Pursuant to a letter agreement in January 2003, the holders of Series Preferred Stock agreed to extend the deadline to hold a meeting to March 31, 2003. Subsequently, pursuant to a Stock Purchase Option Agreement, dated as of April 24, 2003, the holders of Series A Preferred Stock agreed, among other things, to extend the deadline to September 30, 2003.

     AMEX  Shareholder  Approval  Requirements.  Section  713 of the AMEX  Guide
describes transactions for which the American Stock Exchange ("AMEX") will require shareholder approval as a prerequisite to approval of applications to list additional shares to be issued in connection such transactions. Specifically, shareholder approval is required under these AMEX rules for a transaction, other than a public offering, involving:

     o the sale, issuance, or potential issuance by the company of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock.

Because the Series A Preferred Stock financing described in this proposal involves the potential issuance by the Company of common stock below market value that, together with certain other issuances of common stock by the Company required to be counted for purposes of this AMEX rule, amounts to greater than 20% of its presently outstanding common stock, the proposal is subject to these AMEX shareholder approval rules and, therefore, requires your approval.

Terms of the Series A Preferred Stock
-------------------------------------

As of July 11, 2003, 55,884 shares of the 72,646 shares of the Series A Preferred Stock issued pursuant to the Purchase Agreement, together with 11,264 shares of Series A Preferred Stock accrued as dividends pursuant to the Company's Restated Certificate of Incorporation, were the only shares of Series A Preferred Stock issued and outstanding. The Series A Preferred Stock is subject to certain designations, preferences and rights set forth in the Company's Restated Certificate of Incorporation, including the following:

     - Dividend Rights - Each holder of Series A Preferred Stock is also entitled to receive a stock dividend equal to 10% of the holder's shares of Series A Preferred Stock for the first year after issuance and a stock or cash dividend equal to 8% of the holder's shares of Series A Preferred Stock for each of the subsequent three years thereafter. All accrued dividends shall become payable upon the conversion of the shares of Series A Preferred Stock. All accrued stock dividends related to the converted shares were paid upon the recent conversion described below.

     - Terms of Conversion - Each holder of Series A Preferred Stock has the right to convert such shares into shares of common stock at any time, at a current conversion rate (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events) equal to the quotient of:

          o $48.18, plus all accrued dividends that are then unpaid for each share of Series A Preferred Stock then held by the holder,

               divided by,

          o the lesser of (x) 1.75 or (y) 95% of the average of the two lowest closing bid prices on the American Stock Exchange of the common stock out of the fifteen trading days immediately prior to conversion.

          In no case, however, shall any holder of Series A Preferred Stock be permitted to convert Series A Preferred Stock in an amount that would cause such holder to beneficially own at any given time, in the aggregate, such number of shares of common stock which would exceed 9.99% of the aggregate outstanding shares of common stock, unless such holder waives such restriction upon not less than 61 days prior notice to the Company. The number of shares issuable upon conversion of the

          Series A Preferred Stock will vary depending upon the closing bid prices of the Company's common stock on the AMEX.

          On December 26, 2002, Excalibur Limited Partnership and BH Capital Investments, L.P. converted 10,378 and 4,884 shares of Series A Preferred Stock, respectively, plus accrued dividends, into 424,950 and 199,986 shares of common stock, respectively. The conversion price was $1.3633 based on 95% of the average of the two lowest closing bid prices on the AMEX for the fifteen trading days immediately prior to conversion. On June 3, 2003, BH Capital Investments, L.P. converted 1,500 shares of Series A Preferred Stock into 52,302 shares of common stock. The conversion price was $1.6483 based on 95% of the average of the two lowest closing bid prices on the AMEX for the fifteen trading days immediately prior to conversion.

          If all of the remaining outstanding shares of the Series A Preferred Stock, including accrued dividends thereon, were converted on July 11, 2003, the Company would be required to issue approximately 1,843,843 shares based on a conversion price of $1.75.

     - Redemption Provisions - Each holder of Series A Preferred Stock has the right to require the Company to redeem all or any part of the Series A Preferred Stock at any time subsequent to the fourth anniversary of the date of issuance of the Series A Preferred Stock to such holder or upon the occurrence of the following events:

          o A consolidation or merger of the Company or the sale of all or substantially all of the assets of the Company;

          o    Inability  for 30  days  or  more  of any  holders  of  Series  A
               Preferred Stock to sell their securities pursuant to the registration statement registering such securities as a direct or indirect result of any action or omission of the Company in breach of the Registration Rights Agreement;

          o The Company shall fail or default in the timely performance of any obligation (i) to issue shares upon conversion of the Series A Preferred Stock or upon exercise of the Warrants as and when required by the Purchase Agreement, (ii) to remove restrictive legends pursuant to the Purchase Agreement, and (iii) constituting a registration default under the Registration Rights Agreement;

          o The Company amends its Certificate of Incorporation or Bylaws without the consent of holders of Series A Preferred Stock, which amendment materially and adversely affects the rights of any holder of Series A Preferred Stock;

          o The termination of employment of Angelo S. Morini as Chief Executive Officer of the Company, whether by the Company, resignation or otherwise (the holders of Series A Preferred Stock waived their redemption rights with respect to the resignation of Mr. Morini as Chief Executive Officer on December 17, 2002);

          o The Company's common stock ceases to be listed on AMEX, unless such common stock is simultaneously being listed on the Nasdaq National Market or the Nasdaq SmallCap Market;

          o Any lender or any holder of indebtedness of the Company for borrowed money in excess of $250,000 shall declare an event of default pursuant to documents evidencing such indebtedness that enables or permits the holder of such indebtedness to require the payment of such indebtedness prior to its schedules maturity;

          o Failure by the Company to have sufficient shares of common stock authorized for issuance upon conversion of the Series A Preferred Stock and exercise of the Warrants; and

          o The Company fails (i) to solicit the approval of this proposal within ninety (90) days of notice from the holders of the Series A Preferred Stock, or (ii) to secure shareholder approval for this proposal.

          The last redemption event described above would be triggered, and the Company would be required to redeem for cash the Series A Preferred Stock in full, if the Company fails to secure shareholder approval for this proposal. The redemption price would be the greater of (a) 100% of the original purchase price, plus accrued dividends, or (b) the market value of the shares of common stock into which the Series A Preferred Stock would convert assuming conversion in full were permitted.

          The Company previously had a right to redeem all of the unconverted shares of the Series A Preferred Stock originally issued because the conversion price had fallen and remained below $3.10 for more than 90 days and the Company had received notice from the holders of the Series A Preferred Stock of such fact that the Company may redeem all of the shares of the Series A Preferred Stock originally purchased. The Company did not exercise its right of redemption and such right of redemption has expired.

          In the event the Company redeems the Series A Preferred Stock, then the Redemption Warrants become exercisable.

     - Voting Rights - So long as at least twenty-five percent (25%) of the shares of Series A Preferred Stock issued is outstanding, the Company may not, without first obtaining the affirmative vote written consent of the holders of not less than sixty percent (60%) of the then-outstanding shares of the Series A Preferred Stock, take any of the following actions:

          o take any action that materially and adversely alters or changes the powers, rights, preferences or privileges of the Series A Preferred Stock;

          o redeem, purchase or otherwise acquire for value or declare and pay or set aside funds for the payment of any dividend (except dividends payable in Common Stock or preferred stock) with respect to, any certain shares of capital stock;

          o    authorize or issue additional shares of Series A Preferred Stock;

          o authorize or issue any equity or debt security on a parity with or having preference or priority over the Series A Preferred Stock as to liquidation preferences, redemption rights, dividend rights, or otherwise, with certain exceptions;

          o consent to any liquidation, dissolution or winding up of the Company; or

          o amend, restate, modify or alter the By-Laws of the Company in any way which adversely affects the rights of the holders of the Series A Preferred Stock.

     - Liquidation Rights - The holders of the Series A Preferred Stock are entitled to a liquidation preference, prior to the payment of any amounts payable to the holders of the common stock, in an amount per share equal to the $48.18, plus all accrued dividends that are unpaid for each share of Series A Preferred Stock then held by the holder.

The Initial Warrants held by BH Capital Investments, L.P. and Excalibur Limited Partnership were initially exercisable for a period of five years from April 6, 2001, at a per share exercise price of $5.30. Subsequently, the Company agreed to reduce the per share exercise price on the Initial Warrants to $2.67 in order to induce the holders of the Initial Warrants to exercise their Initial Warrants immediately. The Initial Warrants were exercised on or about January 17, 2002 at a price per share equal to $2.67, which price was $2.54 below the market price of the Company's common stock on January 17, 2002.

On December 26, 2002, Excalibur Limited Partnership and BH Capital Investments, L.P. converted 10,378 and 4,884 shares of Series A Preferred Stock, respectively, plus accrued dividends, into 424,950 and 199,986 shares of common stock, respectively. The conversion rate was $1.3633 based on 95% of the average of the two lowest closing bid prices on AMEX for the fifteen trading days immediately prior to conversion. On June 3, 2003, BH Capital Investments, L.P. converted 1,500 shares of Series A Preferred Stock into 52,302 shares of common stock. The conversion price was $1.6483 based on 95% of the average of the two lowest closing bid prices on the AMEX for the fifteen trading days immediately prior to conversion. Therefore, as of July 11, 2003, there are 55,884 shares of the Series A Preferred Stock outstanding, which represents approximately 77% of the original issuance of 72,646 shares. Additionally as of July 11, 2003, the Company would be required to issue 11,264 additional shares of Series A Preferred Stock as payment of the accrued dividends. Excalibur Limited Partnership and BH Capital Investments, L.P. hold 25,945 and 29,939 shares of Series A Preferred Stock, respectively, constituting approximately 46.4% and 53.6% of such outstanding shares, respectively.

Effects of this Proposal
------------------------

The issuance to date of shares of common stock upon conversion of the converted shares of Series A Preferred Stock and upon the exercise of the Warrants have had, and the issuance of additional shares of common stock upon conversion of the remaining shares of Series A Preferred Stock will have, the effect of diluting the Company's earnings per share and the voting power of current shareholders who have not or will not acquire sufficient additional shares to maintain their percentage of share ownership.

The following table demonstrates the dilutive effect on the voting power on current shareholders of the conversion of the outstanding shares of Series A Preferred Stock (assuming conversion as of July 11, 2003):

     Dilutive Effect on Voting Power
     ----------------------------------------------------------------------

     Shares of common stock currently outstanding                15,152,878
     Shares of common stock into which the
        Series A Preferred Stock is convertible into
        as of July 11, 2003                                       1,848,630
                                                                 ----------
     Pro-forma shares of common stock outstanding                17,001,508
                                                                 ==========

If the remaining shares of the Series A Preferred Stock were converted to common shares in accordance with the terms stated above, there would be a 12% dilution in the Company's common stock. Additionally, Excalibur Limited Partnership and BH Capital Investments, L.P. together would own 14% of the Company's outstanding common stock.

The following table demonstrates the dilutive effect on the Company's earnings per share of the conversion of the outstanding shares of Series A Preferred
Stock:

     Dilutive Effect on Earnings Per Share(1)
     ---------------------------------------------------------------------

     Earnings per share prior to conversion                       $   0.07
     Earnings per share assuming conversion
         of all outstanding shares of Series A Preferred Stock    $   0.06
                                                                  --------
     Dilution per share                                           $   0.01
                                                                  ========

     (1) The earnings per share is based on the Company's reported Net Income for the year ended March 31, 2003 of $1,034,128 divided by the shares outstanding as reported above.

If the Company does not secure shareholder approval for this proposal, the Company would thereby become immediately obligated to redeem for cash all of the outstanding shares of Series A Preferred Stock. The redemption price, calculated as of July 11, 2003 based on a conversion price of $1.75 per common share and a market price of $3.056 (the 5-day average of the closing bid prices on AMEX) per common share, would be approximately $5,634,784. If the shareholders do not approve this proposal, the Company would be in default of its Certificate of Incorporation and the Company's obligation to the holders of the Series A Preferred Stock would become a debt of the Company, thereby weakening the
Company's balance sheet. Additionally, a default by the Company of its redemption obligations is likely to lead to default by the Company under its credit facilities from Textron Financial Corporation and SouthTrust Bank which could give such lenders the right to accelerate the loans, whereupon substantially all of the Company's debt would become immediately due and payable, and the right to exercise their other remedies, including the right to foreclose on all of the Company's assets. The Company does not currently, and likely will not in the foreseeable future, have available cash to satisfy this potential obligation. If the Company is unable to satisfy the redemption obligations, the Company's business, prospects, results of operations, cash flows, future growth and the market price of its common stock will be negatively affected and, if its failure to satisfy its redemption obligations leads to a default under its credit facilities and such defaults are not waived by Textron Financial Corporation and SouthTrust Bank, the Company will suffer a substantial risk that it may not be able to continue as a going concern.

Vote Required for Approval
--------------------------

The affirmative vote of the holders of a majority of outstanding shares of common stock present or represented at the annual meeting is required for the approval of this proposal. In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal. Mr. Morini, the Company's President and largest beneficial shareholder, has executed a proxy in favor of the holders of the Series A Preferred Stock granting them the right to vote all of his shares in favor of this proposal. As of the record date, Mr. Morini was entitled to vote 3,444,272 shares of common stock, or 23% of the Company's outstanding common stock on that date.

Accordingly, the Company expects all of Mr. Morini's shares to be voted in favor of this proposal at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE ISSUANCE BY THE COMPANY OF COMMON STOCK IN THE EVENT OF A CONVERSION OF THE COMPANY'S SERIES A CONVERTIBLE PREFERRED STOCK AND UPON THE EXERCISE OF CERTAIN WARRANTS HELD BY THE SERIES A CONVERTIBLE PREFERRED STOCKHOLDERS.

PROPOSAL THREE: TO  APPROVE  THE  ISSUANCE  BY THE  COMPANY  OF COMMON  STOCK OR
                SECURITIES CONVERTIBLE INTO COMMON STOCK IN A POTENTIAL OFFERING, THE PROCEEDS OF WHICH WILL BE USED TO FINANCE THE COMPANY'S REDEMPTION OF ANY OUTSTANDING, UNCONVERTED SERIES A CONVERTIBLE PREFERRED STOCK AND TO PAY ALL COSTS AND EXPENSES RELATED TO SUCH OFFERING AND REDEMPTION.

Relation of Proposal Three to Proposal Two
------------------------------------------


Proposal Two is to approve the issuance by the Company of common stock in the event of a conversion by the Company's Series A convertible preferred stock and upon the exercise of certain warrants held by the Series A convertible preferred stockholders. This Proposal Three is to approve the issuance by the Company of common stock or securities convertible into common stock in a potential offering, the proceeds of which will be used to finance the Company's redemption of any outstanding, unconverted Series A convertible preferred stock and to pay all costs and expenses related to such offering and redemption. Although Proposal Two and Proposal Three are related because they both are based upon the Series A convertible preferred stock, each of Proposal Two and Proposal Three should be considered on its own merits. Your action on one of the proposals does not require that you take, or preclude you from taking, any particular action on the other proposal.


Reasons for Redemption
----------------------

The Board of Directors and management believe it to be in the best interest of the Company that all outstanding, unconverted shares of the Series A Preferred Stock be converted by the holders thereof or be redeemed by the Company. The Board of Directors and management believe that the designations, preferences and rights of the Series A Preferred Stock (see Proposal Two for description) have had, and will continue to have, a material adverse effect on the financial condition of the Company and the market price of the Company's common stock. The Board of Directors and management believe that any such adverse effect is caused, in part, by the following: (i) the market overhang and potential for dilution created by Series A Preferred Stock, (ii) the fact that the formula for determining the conversion price, from time to time, of the Series A Preferred Stock (95% of the average of the two lowest closing bid prices on the AMEX for the fifteen trading days immediately prior to conversion) permits the holders thereof to convert it only when it is beneficial to them, (iii) the dividend and liquidation rights attributable to the Series A Preferred Stock, (iv) the holders' option to require that the Company redeem any outstanding, unconverted shares of the Series A Preferred Stock on April 6, 2005, and the potential for a required redemption upon the occurrence of certain other events as described in Proposal Two at a time when the Company may not be able to afford the redemption, and (v) the effects that the antidilution rights attributable to the Series A Preferred Stock have had since its issuance on the Company's offering of its equity securities.

Currently, the Company is not obligated to redeem the Series A Preferred Stock nor does the Company have the right to require the holders of the Series A Preferred Stock to submit for redemption their Series A Preferred Stock. However, as discussed above in Proposal Two, the Company may be required to redeem the Series A Preferred Stock upon the occurrence of certain events, including the failure of the Company to secure the approval of Proposal Two.

Terms of Offering
-----------------

In order to fund a potential redemption of the Series A Preferred Stock, the Board of Directors is considering a private placement by the Company of common stock or other securities convertible into common stock. If the Board of Directors determines that securities convertible into common stock are to be issued in the private placement, the terms of the securities to be issued, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and similar matters will be determined by the Board of Directors. The Board of Directors has not determined the terms and conditions of the offering although it is anticipated that the offering will be for a number of shares sufficient to redeem in full the outstanding Series A Preferred Stock with an offering price at a discount to the market price for the common stock. It is also anticipated that the Company will grant registration rights to the purchasers in the offering pursuant to which the Company will agree to file a registration statement with the Securities and Exchange Commission to register for resale any shares of common stock constituting or underlying the securities purchased and list such shares with AMEX. The Company does not intend to seek further authorization for the issuance of the securities to be offered in the private placement by a vote of the shareholders prior to any issuances, unless required by law.

On April 24, 2003, Excalibur Limited Partnership and BH Capital Investments, L.P. granted to the Company an option, exercisable at the Company's discretion, to purchase the Series A Preferred Stock owned by the preferred shareholders immediately prior to the consummation of any such purchase. The exercise price for each share of Series A Preferred Stock under the option is $50.589, provided that, from and after June 15, 2003, the exercise price increase by an amount equal to 2.5% per month until the purchase is consummated, plus all accrued but unpaid dividends on such shares. As of July 11, 2003, there are 55,884 shares of the Series A Preferred Stock outstanding, which represents approximately 77% of the original issuance of 72,646 shares. Additionally as of July 11, 2003, the Company would be required to pay for each share of the Series A Preferred Stock $9.71 related to accrued dividends. Excalibur Limited Partnership and BH Capital Investments, L.P. hold 25,945 and 29,939 shares of Series A Preferred Stock, respectively, constituting approximately 46.4% and 53.6% of such outstanding shares, respectively. As of July 11, 2003, the total exercise price of the option for the 55,884 shares of outstanding Series A Preferred Stock, plus accrued dividends thereon would be $3,430,998. The option expires on the earlier of five days after the date of the Company's annual shareholders meeting to which this proxy relates or September 30, 2003. Excalibur Limited Partnership and BH Capital Investments, L.P. are not obligated to accept the Company's redemption of the Series A Preferred Stock except pursuant to the option.

In the event the Company desires to redeem the Series A Preferred Stock, but under terms different than those set forth in the option, or fails to exercise the option prior to its expiration on September 30, 2003, the Company will be required to negotiate the terms of the redemption with the holders of the Series A Preferred Stock. There can be no assurance that the holders will agree to any such redemption or that the terms of such redemption will be acceptable to the Board of Directors.

In accordance with the original Purchase Agreement, the redemption price would be the greater of (a) 100% of the original purchase price, plus accrued dividends, or (b) the market value of the shares of common stock into which the Series A Preferred Stock would convert assuming conversion in full were permitted. This redemption price calculated as of July 11, 2003 based on a conversion price of $1.75 per common share and a market price of $3.056 (the 5-day average of the closing bid prices on AMEX) per common share, would be $5,634,784.

The Company does not currently have sufficient available cash to consummate a redemption. If the Company elects to pursue a redemption, it will require additional financing to fund any redemption of the Series A Preferred Stock. Due to restrictions on the Company's ability to incur additional debt imposed by the lenders of the Company's credit facilities, management believes that it can obtain such financing only by issuing common stock or securities convertible into common stock.

Purpose for Proposal
--------------------

The anticipated need to list the shares issued or to be issued in such a financing requires the Company to secure the approval of its shareholders for the issuance. Section 713 of the AMEX Guide provides that shareholder approval is required for any transaction involving the sale, issuance, or potential issuance by the company of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock as a prerequisite to approval of applications to list additional shares to be issued in connection such transactions. Because the financing described in this proposal involves the potential issuance by the Company of common stock that, together with certain other issuances of common stock by the Company required to be counted for purposes of this AMEX rule, amounts to greater than 20% of its presently outstanding common stock at below market value, the proposal is subject to these AMEX shareholder approval rules and, therefore, requires your approval.

Effects of this Proposal
------------------------

The issuance of additional shares of common stock or the rights to acquire such shares would have the effect of diluting the Company's earnings per share and would dilute the voting power of current shareholders who do not acquire sufficient additional shares to maintain their percentage of share ownership.

In order to pay for the redemption value of $5,634,784 as calculated above, the number of shares required to be issued assuming a per share purchase price equal to 95% of the average of the closing prices of the Company's common stock as reported on AMEX occurring during the thirty (30) consecutive calendar days prior to July 11, 2003 ($2.62) would be 2,150,681.

The following table demonstrates the dilutive effect on the voting power on current shareholders of the conversion of the outstanding shares of Series A Preferred Stock (assuming conversion as of July 11, 2003):

     Dilutive Effect on Voting Power
     ----------------------------------------------------------------------
     Shares of common stock currently outstanding                15,152,878
     Shares of common stock into which the
       Series A Preferred Stock is convertible into
       as of July 11, 2003                                        2,150,681
                                                                 ----------
     Pro-forma shares of common stock outstanding                17,303,559
                                                                 ==========

If the remaining shares of the Series A Preferred Stock were converted to common shares in accordance with the terms stated above, there would be a 12% dilution in the Company's common stock.

The following table demonstrates the dilutive effect on the Company's earnings per share of the conversion of the outstanding shares of Series A Preferred
Stock:

     Dilutive Effect on Earnings Per Share(1)
     ----------------------------------------------------------------------
     Earnings per share prior to conversion                        $   0.07
     Earnings per share assuming conversion
       of all outstanding shares of Series A Preferred Stock       $   0.06
                                                                   --------
     Dilution per share                                            $   0.01
                                                                   ========

     (1) The earnings per share is based on the Company's reported Net Income for the year ended March 31, 2003 of $1,034,128 divided by the shares outstanding as reported above.

Vote Required for Approval
--------------------------

The affirmative vote of the holders of a majority of outstanding shares of common stock present or represented at the annual meeting is required for the approval of this proposal. In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE ISSUANCE BY THE COMPANY OF COMMON STOCK OR SECURITIES CONVERTIBLE INTO COMMON STOCK IN AN OFFERING, THE PROCEEDS OF WHICH WILL BE USED TO FINANCE THE COMPANY'S REDEMPTION OF ANY OUTSTANDING, UNCONVERTED SERIES A CONVERTIBLE PREFERRED STOCK AND TO PAY ALL COSTS AND EXPENSES RELATED TO SUCH OFFERING AND REDEMPTION.

PROPOSAL FOUR: TO APPROVE  CERTAIN  ISSUANCES AND POTENTIAL  ISSUANCES OF COMMON
               STOCK OR OTHER SECURITIES CONVERTIBLE INTO COMMON STOCK BY THE COMPANY TO OFFICERS, DIRECTORS AND KEY EMPLOYEES.

Section 711 of the AMEX Guide provides that the approval of shareholders (pursuant to a proxy solicitation conforming to SEC proxy rules) is required as a prerequisite to approval of applications to list additional shares reserved for options granted or to be granted to officers, directors or key employees if such shares, in the aggregate, exceeds 5% in one year or 10% over five years, regardless of whether or not such authorization is required by law or by the Company's Certificate of Incorporation.

The Board of Directors is seeking shareholder approval to list 4,375,411 additional shares of common stock with AMEX to be issued upon the exercise of options granted or to be granted to certain officers, directors and key employees of the Company. The Board of Directors believes it to be in the best interest of the Company to secure the prior approval of the stockholders in order to allow the Board of Directors the flexibility to reward and retain management and key employees in a timely manner as they are presented to the Board of Directors. Subject to the rights and preferences of the Series A Preferred Stock described above, the Board of Directors will determine the terms of the securities to be issued. The Company does not intend to seek further authorization for the issuance of the securities described herein by a vote of the shareholders prior to any issuances, unless required by law.

Pursuant to arrangements approved by the Board of Directors, the terms and conditions of the options previously granted to directors, officers and key employees are as follows:

                                            Number       Expiration    Avg. Exercise       Dollar
     Name and Position                     of Shares        Date         Price ($)      Value ($)(1)
     -----------------                     ---------        ----         ---------      ------------
Angelo S. Morini (3)                                     Jul. 2007 -
Vice-Chairman & President                  2,875,125     Dec. 2012         $3.63         $3,996,424

Charles L. Jarvie (2)
Chairman of the Board                        200,000     Dec. 2012         $2.17           $410,000

Thomas R. Dyckman (2)
Chairman of the Audit Committee &
Director                                     200,000     Dec. 2012         $2.17           $410,000

Joseph J. Juliano (2)
Director                                       2,143     May 2009          $2.05             $3,879

David H. Lipka (2)
Chairman of the Compensation                 200,000     Dec. 2012         $2.17           $410,000
Committee & Director

C. Anthony Wainwright (2)
Director                                     200,000     Apr. 2013         $2.17           $410,000

Christopher J. New (4)                                   Jul. 2011 -
Chief Executive Officer & Director           125,000     Dec. 2012         $1.97           $252,500

                                       17

Salvatore Furnari (5)
Chief Financial Officer                       10,000     Nov. 2011         $2.05            $20,000

LeAnn Hitchcock (5)
SEC Compliance & Internal Audit &
Corporate Secretary                           30,000     Oct. 2011         $2.05            $60,000

Christopher Morini (6)
Vice President of International Sales
& Specialty Accounts                          75,000     Apr. 2011         $2.05           $146,250

John Jackson (6)
Vice President of Sales                       75,000     Apr. 2011         $2.05           $146,250

Kulbir Sabharwal (6)                                     Apr. 2011 -
Director of Technical Services                56,000     Sep. 2012         $2.05           $110,880

All current executive officers
as a group                                 3,246,125                       $3.44

All current directors who are not
executive officers as a group                802,143                       $2.17

All employees who are not
executive officers as a group                327,143                       $2.07           $664,100

(1) The Company estimated the fair value of the stock options at July 11, 2003 using the "Black-Scholes" option-pricing model with the following assumptions: (i) no dividend yield; (ii) 44.2% volatility, (iii) risk-free interest rate of 3.04%, (iv) expected life up to nine years, and (v) closing stock price on July 11, 2003 of $3.10.

(2) On May 27, 1999, Joseph J. Juliano was granted 2,143 options to purchase shares of common stock at an exercise price of $3.44 upon his initial appointment as director. Mr. Juliano's options were subsequently repriced to $2.05. On December 17, 2002, Charles L. Jarvie, Thomas R. Dyckman, Michael H. Jordan and David H. Lipka were each granted 200,000 options to purchase shares of common stock at an exercise price of $2.17 for their initial appointments as directors. Upon Mr. Jordan's resignation on April 1, 2003, he agreed to cancel his 200,000 options. 200,000 options were then issued to his successor, C. Anthony Wainwright. Messrs. Jarvie, Dyckman, Lipka, and Wainwright are director nominees.

(3) In the past five years, the Company has granted Mr. Morini, a director nominee, an aggregate of 2,875,125 stock options. On June 15, 1999 the Board of Directors granted Mr. Morini options to acquire 1,375,000 shares of common stock in connection with his amended and restated employment agreement dated June 15, 1999. On December 15, 2000, the Board of Directors granted Mr. Morini options to acquire 343,125 shares of common stock in consideration of Mr. Morini's pledge of 1,000,000 shares of common stock and related guaranty to secure a $1.5 million bridge loan to the Company from SouthTrust Bank. On April 19, 2001, the Company issued 375,000 incentive stock options to Mr. Morini, which vest over five years in consideration for keeping key members of management in place while the Company was under contract with an investment banking company to search for potential buyers. On July 1, 2002, the Board of Directors granted Mr. Morini options to acquire 289,940 shares of common stock in consideration of Mr. Morini's pledge of 250,000 shares of common stock to secure a $550,000 bridge loan to the Company from Excalibur Limited Partnership. Effective as of December 4, 2002, the Board of Directors granted Mr. Morini options to acquire 510,060 shares of common stock in accordance with the terms of a special services agreement between the Company and Mr. Morini for writing a comprehensive diet and recipe book about the Company and its products and for the potential distribution of this book worldwide. Mr. Morini is a director nominee.

(4) The Company granted options to acquire 100,000 shares of common stock to Mr. New in consideration for his initial employment. The remaining 25,000 options were granted in consideration of for his continued employment with the Company. Mr. New is also a director nominee.

(5) The options granted to these individuals were in consideration for their initial employment as officers of the Company.

(6) The options granted to these individuals were in consideration for their continued employment with the Company.

Tax Treatment
-------------

The rules governing the tax treatment of stock options and shares acquired upon the exercise of stock options are technical. Therefore, the description of the federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Upon the exercise of the options, the holders will generally recognize taxable ordinary income, at the time of exercise, in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. Such amount will ordinarily be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements. Subsequent appreciation or decline in value of the shares on the sale or other disposition of the shares will generally be treated as capital gain or loss. If, upon the exercise of the option by its holder, the Company must pay amounts for income tax withholding, then either the Company will appropriately reduce the amount of stock to be delivered to the holder or require the holder to pay such amount to the Company.

Equity Compensation Plans
-------------------------

The following table describes the Company's compensation plans under which the Company's common stock are authorized for issuance as of July 11, 2003:

                   EQUITY COMPENSATION PLAN INFORMATION TABLE

                                                  (a)                    (b)                    (c)
Plan Category                           Number of Securities     Weighted-average       Number of securities
                                        to be issued upon        exercise price of      remaining available
                                        exercise of              outstanding options,   for future issuance
                                        outstanding options,     warrants and rights    under equity
                                        warrants and rights                             compensation plans
                                                                                        (excluding securities
                                                                                        reflected in column
                                                                                        (a))
Equity compensation plans approved by
security holders                                104,681                $  2.66                123,576

Equity compensation plans not
approved by security holders (1)              4,546,840                $  3.17                    N/A

                                        ---------------------------------------
Total                                         4,651,521                $  3.16
                                        =======================================

(1) The securities issued pursuant to equity compensation plans not approved by security holders include 4,546,840 options issued to employees or directors under individual compensation arrangements.

Effects of this Proposal
------------------------

The issuance of additional shares of common stock or the rights to acquire such shares would have the effect of diluting the Company's earnings per share and would dilute the voting power of current shareholders who do not acquire sufficient additional shares to maintain their percentage of share ownership. Additional shares of common stock could also be used by the Company to oppose a hostile takeover attempt; however, the Board of Directors presently knows of no such attempt to obtain control of the Company.

Vote Required for Approval
--------------------------

The affirmative vote of the holders of a majority of outstanding shares of common stock present or represented at the annual meeting is required for the approval of this proposal. In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF CERTAIN ISSUANCES AND POTENTIAL ISSUANCES BY THE COMPANY OF COMMON STOCK OR OTHER SECURITIES CONVERTIBLE INTO COMMON STOCK TO OFFICERS, DIRECTORS AND KEY EMPLOYEES.

PROPOSAL FIVE: TO RATIFY THE  RETENTION OF BDO SEIDMAN,  LLP AS THE  INDEPENDENT
               AUDITORS OF THE COMPANY FOR THE FISCAL YEARS ENDING MARCH 31, 2003 AND MARCH 31, 2004.

The Board of Directors has selected the firm of BDO Seidman, LLP as the Company's independent certified public accountants for the current fiscal year. Because BDO Seidman, LLP does not have a local office, it has made arrangements to use the firm of Gallogly, Fernandez & Riley, LLP to assist in its engagement by the Company. Gallogly, Fernandez & Riley, LLP is a member of the BDO Alliance, a nationwide association of independently owned and managed accounting firms which license the right to use BDO Seidman, LLP's technical assurance training and materials. Gallogly, Fernandez & Riley, LLP personnel are not full-time, permanent employees of BDO Seidman, LLP. While the arrangements vary between BDO Seidman, LLP and members of the BDO Alliance, the arrangement with Gallogly, Fernandez & Riley, LLP with respect to the Company is equivalent to that of an employee leasing arrangement. The members of Gallogly, Fernandez & Riley, LLP worked under the direct guidance of BDO Seidman, LLP's partners. All of the significant decisions related to the engagement were made by BDO Seidman, LLP, and all audit committee communications involved BDO Seidman, LLP.

BDO Seidman, LLP has served as the Company's independent public accountants for each of the last nine years. It is expected that a representative of BDO Seidman, LLP will be present during the Annual Meeting, or will participate by telephone conference. The representative will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from shareholders.

Audit Fees
----------
With respect to the fiscal years ended March 31, 2003 and 2002, the aggregate fees (including expenses) charged the Company by BDO Seidman, LLP for auditing the annual financial statements and reviewing interim financial statements were $122,954 and $167,703, respectively. Audit fees consist of those fees incurred in connection with statutory and regulatory filings or engagements; fees necessary to perform an audit or review in accordance with GAAS; and services that generally only an independent accountant reasonably can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the Commission.

Approximately 75% and 85% of the total hours spent by the auditors in carrying out the audit of the Company's financial statements for the year ended March 31, 2003 and 2002, respectively were spent by members of the BDO Alliance network of firms. Such members are not full-time, permanent employees of BDO Seidman, LLP.

Audit-Related Fees
------------------
During the fiscal year ended March 31, 2003, BDO Seidman, LLP charged the Company $32,577 for audit-related fees. These fees related to accounting research and audit committee meeting attendance. BDO Seidman, LLP did not render any other audit-related services during the fiscal year ended March 31, 2002.

Tax Fees
--------
BDO Seidman, LLP did not render any tax services during the fiscal years ended March 31, 2003 and 2002.

All Other Fees
--------------
There were no fees for other services charged to the Company by BDO Seidman, LLP during the fiscal years ended March 31, 2003 and 2002. The Audit Committee has considered and determined that BDO Seidman, LLP's provision of non-audit services to the Company during the fiscal years ended March 31, 2003 and 2002 is compatible with maintaining their independence.

Audit Committee Pre-Approval Policies and Procedures.
-----------------------------------------------------
All of the services described above under "Audit Fees" that require pre-approval were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Vote Required for Approval
--------------------------

The affirmative vote of the holders of a majority of outstanding shares of common stock present or represented at the annual meeting is required for the approval of this proposal. In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RETENTION OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE CURRENT FISCAL YEAR.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets forth the current directors, executive officers and significant employees of the Company as of July 11, 2003, as well as their respective ages and positions with the Company:

NAME                              AGE        POSITIONS
---------------------------------------------------------------------------------------------------
Charles L. Jarvie                  66        Director, Chairman of the Board of Directors
Angelo S. Morini                   60        Director, Vice-Chairman of the Board of Directors and
                                               President
Thomas R. Dyckman (1) (2)          71        Director, Chairman of the Audit Committee
Joseph J. Juliano (2)              52        Director
David H. Lipka (1) (2)             73        Director, Chairman of Compensation Committee
C. Anthony Wainwright(1) (2)       69        Director
Christopher J. New                 42        Director and Chief Executive Officer
Patrice M.A. Videlier              60        Director
Salvatore Furnari                  38        Chief Financial Officer
LeAnn Hitchcock                    33        SEC  Compliance & Internal  Audit  Manager & Corporate
                                               Secretary
Christopher Morini                 48        Vice President of International Sales and Specialty
                                               Accounts
John Jackson                       45        Vice President of Sales
John Ruggieri                      57        Vice President of Manufacturing
Kulbir Sabharwal                   60        Director of Technical Services

(1)  Audit Committee Member
(2)  Compensation Committee Member

The directors shall be elected to serve until the next annual meeting of shareholders and until their successors shall have been elected and qualified.

The officers of the Company are elected annually at the first Board of Directors meeting following the annual meeting of shareholders, and hold office until their respective successors are duly elected and qualified, unless sooner displaced.

Directors
---------

Charles L. Jarvie, a partner with Beta Capital Group, LLC, has had an illustrious business career. After twenty years with the Procter and Gamble Company (1959-1979), he was president of Dr. Pepper Company (1980-1983), and Fidelity Investments Marketing Corp. (1983-1984), and Chief Executive Officer of Schenley Industries, Inc. (1984-1988). He has also served as a director of Guinness America, Inc. (1988-1992), chief executive officer of New Era Beverage Company (1990-1992), chairman of Universal Sports America (1995-2000), president of Host Communications, Inc. (1992-2000), chairman of Streetball Partners, Inc. (1990-2000) and chairman of J/P Management Associates, Inc. (1990-present). His accomplishments include the acquisition of Canada Dry Corporation, and the sale of Schenley Industries, Host Communications and New Era Beverage Company. Mr. Jarvie has helped generate and implement and still enforces strategic plans for many successful turnarounds. Mr. Jarvie has numerous civic and business associations serving as a director or member of many prestigious organizations and companies. He is a graduate of Cornell University where he received both his B.S. and M.B.A.

Angelo S. Morini has been President of the Company since its inception and is the inventor of the Company's healthier dairy alternative formula. In December 2002, he was elected as the Vice-Chairman of the Board of Directors and President. On December 17, 2002, Mr. Morini resigned from his positions as Chief Executive Officer and Chairman of the Board. From 1987 to December 2002, he served as Chairman of the Board of Directors, President, and Chief Executive Officer. Between 1972 and 1980, Mr. Morini was the general manager of Galaxy Cheese Company, which operated as a sole proprietorship until its incorporation in May 1980. Prior to 1974, he was associated with the Food Service Division of Pillsbury Company and the Post Division of General Foods Company. In addition, he worked in Morini Markets, his family-owned and operated chain of retail grocery stores in the New Castle, Pennsylvania area. Mr. Morini received a B.S. degree in Business Administration from Youngstown State University in 1968. Mr. Morini's brother, Christopher Morini, works for the Company as Vice President of New Business Development and Key Accounts. Angelo S. Morini's wife, Julie
Morini, is employed by the Company in the marketing and public relations departments and until recently served as the Company's Corporate Secretary. Also, Mr. Morini's brother, Ronald Morini, works for the Company as an engineering consultant and his brother-in-law, Robert Peterson, is employed by the Company as a sales representative.

Thomas R. Dyckman is currently the Ann Whitney Olin Professor of Accounting at the S.C. Johnson Graduate School of Management at Cornell University, Ithaca, New York, and has been a professor at Cornell University since 1964. Mr. Dyckman also served as Acting Vice President of the University for Information Technology (1998-1999) at Cornell University. He has conducted management executive programs for Goodyear, IBM, Gould Pump, New England Telephone, Ocean Spray, Columbia University, G.T.E. and Sylvania. Mr. Dyckman served as a consultant on research issues to the Financial Accounting Standards Board (FASB) from 1977 to 1988. During the mid 1990's he was acting dean of the S.C. Johnson Graduate School of Management at Cornell University. He is a member of the American Accounting Association and the Accounting Researchers International Association, and completed terms with the Financial Accounting Standards Advisory Committee (1984-1987) and the Financial Accounting Foundation (1989-1993). Mr. Dyckman has more than sixty published articles and is the author of ten books. He received his B.A., M.B.A. and Ph.D. from the University of Michigan.

Joseph J. Juliano was elected to the Board of Directors on June 16, 1999. From 1973 to 1988, Mr. Juliano served in various management positions for Pepsi-Cola Company. In 1988, Mr. Juliano managed Pepsi Cola Company Bottling Operations where he achieved record sales and profits during his three-year tenure in this position. From 1991 to 1998, he served as Vice President of Prestige, Sports and Gaming for Pepsi Cola North America. In 1998, he was promoted to Vice President of Entertainment Sales, with expanded domestic and international account responsibilities encompassing movie theaters, theme parks, sports venues, golf management companies, theme restaurants, hotels, and casinos. Mr. Juliano currently serves on the board of Nevada Gold & Casinos, Inc, a developer of gaming properties. Mr. Juliano received his B.S. in marketing and Masters in Business Administration from St. John's University in New York City.

David H. Lipka spent forty years (1955-1995) with DCA Food Industries Inc., an international manufacturer of food ingredients and equipment with combined sales in excess of $1 billion per annum, holding positions of president, chief executive officer, and chief operating officer. Since 2001, Mr. Lipka has served on the board of directors of Doctor's Associates Inc. (Subway Stores) and has served on numerous boards including Dunkin Donuts Inc. (1989-1994), Allied-Lyons Inc. (1988-1994), and Kerry Group PLC (1995-1996). Mr. Lipka has also been chairman and chief executive officer of Pennant Foods and Leons Baking Company. He obtained a B.S. degree from Brooklyn College and attended the Graduate School of Business at New York University. Mr. Lipka has agreed to serve as a director of the Company at the request of Frederick A. DeLuca, a beneficial owner of more than five percent (5%) of the Company's common stock. Both Messrs. Lipka and DeLuca are members of the Board of Directors of Doctor's Associates Inc.

C. Anthony Wainwright currently serves as vice-chairman on the board of Arnold Worldwide Partners (a division of Havas Advertising), a Boston advertising agency, which represents such major clients as Procter & Gamble, Coors, Volkswagen, Monster.com and Fidelity. Mr. Wainwright also currently serves on the boards of three other public companies including American Woodmark Corporation, Danka PLC and Marketing Services Group, Inc. In addition, Mr. Wainwright serves on various other private and charitable boards. From 1997 to 2001, he served as the vice chairman of McKinney & Silver, a North Carolina advertising agency and a unit of Havas Advertising/Arnold Worldwide. From 1995 to 1997, he served as the chairman of Harris Drury Cohen, a Ft. Lauderdale advertising agency. From 1990 to 1995, he served as chairman of Compton Partners, Saatchi & Saatchi, a $3.2 billion New York international advertising agency and subsidiary of Cordiant, PLC. From 1980 to 1989, Mr. Wainwright was the President and Chief Operating Officer of The Bloom Companies. From 1978 to 1980, he was the Executive Vice President and General Manager of The Marschalk Company (now Lowe Partners) and from 1969 to 1978 he was the President and Chief Executive Officer of Wainwright, Spaeth & Wright in Chicago. Mr. Wainwright received his B.A. in journalism from the University of Colorado and his Masters in Business Administration from the University of Chicago.

Christopher J. New was appointed the Company's Chief Marketing Officer and Vice President of Strategy on September 4, 2001. On December 14, 2001, the Board appointed Mr. New as Chief Operating Officer and on December 17, 2002 the Board appointed him as Chief Executive Officer. From 1993 through 2001, Mr. New was the Vice President of Commercial Strategies & Services for Tropicana Products of Bradenton, Florida. At Tropicana, Mr. New's responsibilities included direction and leadership of strategic planning, marketing, business development, sales planning, e-commerce, customer service and category management. Prior to his employment at Tropicana, Mr. New served as Senior Marketing Manager of Mott's USA, a division of Cadbury Schweppes, for four years. Mr. New received his M.S. in marketing and economics from Cornell University in 1986.

Patrice M.A. Videlier currently serves as Senior Vice President of Marketing - World for Fromageries Bel S.A. a company organized under the laws of France. Mr. Videlier has held numerous Sales and Marketing vice presidential positions over divisions such as the Natural Cheese Division, the European Division, and the International Worldwide Division; and he has served as a director for Fromageries Bel S.A. since 1990. From 1969 to 1989, Mr. Videlier was a senior marketing executive with Unilever Co. Mr. Videlier received his Masters in Business Administration from Indiana University. Mr. Videlier has agreed to serve as a director of the Company at the request of Fromageries Bel S.A., a beneficial owner of more than five percent (5%) of the Company's common stock.

Executive Officers
------------------

Salvatore Furnari, CPA was appointed the Company's Chief Financial Officer on July 8, 2002. From November 11, 2001 until July 8, 2002, Mr. Furnari served as the Company's Controller. Prior to joining the Company, Mr. Furnari was Corporate Controller and Treasurer of Pritchard Industries, Inc. From 1998 through 1999, he served as Chief Financial Officer and Vice President of Finance for Garage Management Corporation; and from 1993 until 1998, he was Chief Financial Officer of American Asset Corporation. Mr. Furnari received his B.S. in accounting from Queens College in New York City in May 1987.

LeAnn Hitchcock, CPA was appointed as the Company's Corporate Secretary in December 2002. Since July 8, 2002, she has served in her new role as the Company's SEC Compliance and Internal Audit Manager. From October 29, 2001 until July 8, 2002, Ms. Hitchcock served as the Company's Chief Financial Officer. From July 1997, Ms. Hitchcock was the Chief Financial Officer for Developed Technology Resource, Inc. (DTR) and its subsidiary, FoodMaster International LLC. Ms. Hitchcock was also the Chief Financial Officer of Galaxy Foods Company from December 1995 to June 1997. From 1994 to 1995, she was a senior auditor for Coopers and Lybrand LLP in Orlando, FL. From 1992 to 1994, she worked for a local public accounting firm of Pricher and Company in Orlando as a senior auditor and tax accountant. Prior to 1992, Ms. Hitchcock worked for Arthur Andersen LLP as a staff auditor. Ms. Hitchcock obtained a B.S. in business administration and a B.S. in accounting from Palm Beach Atlantic College in West Palm Beach, Florida in May 1990, and a Masters in accounting information systems from Florida State University, Tallahassee, Florida in August 1991.

Christopher Morini has been the Vice President of New Business Development and Key Accounts since September 2001, having formerly served as Vice President of Marketing and International Sales for the Company since 1993. From 1986 through 1993, Mr. Morini was a Vice President of the Company, where he has been responsible for various sales and marketing divisions of the Company, including the Food Service, International Sales and Retail Sales divisions. Mr. Morini started with the Company as an area salesman in 1983 and became sales manager in 1984. Mr. Morini received a B.S. in economics from Slippery Rock University in 1978. Christopher Morini's brother, Angelo S. Morini, is the Vice-Chairman of the Board of Directors and President of the Company.

John Jackson has been Vice President of Sales for the Company since 1993. From 1985 through 1992, Mr. Jackson was director of sales for H.J. Heinz Company. Mr. Jackson received his B.S. in business administration and accounting from Mars Hill College in 1980.

John Ruggieri has been Vice President of Manufacturing since December 2002. Since 1990, Mr. Ruggieri has been the sole proprietor of Ruggieri Financial Services, a company that underwrites a variety of small loans and mortgages. From 1971 through 1990, Mr. Ruggieri served in numerous positions, including President and Chief Executive Officer, of Comar, Inc., which primarily produced glass and plastic containers for the pharmaceutical industry. Mr. Ruggieri received his B.A. from Rutgers University in Camden, New Jersey in 1968 and his Masters in Business Administration from The University of Pennsylvania in Philadelphia, Pennsylvania in 1985.

Significant Employees
---------------------

Kulbir Sabharwal has been Director of Technical Services for the Company since 1991. Dr. Sabharwal worked as the Director of Research and Quality Control for Gilardies Frozen Foods from 1987 to 1990 and for Fisher Cheese Company from 1972 to 1986. Dr. Sabharwal received his Ph.D. from the Ohio State University in 1972.

Certain Relationships and Related Transactions
----------------------------------------------

Employment Agreements

Please see below "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS AND DIRECTORS
- Employment Agreements."

Options Grants to Management

Please see below "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS AND DIRECTORS
- Option Grants in Last Fiscal Year Table."

Please see below "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS AND DIRECTORS
- Report on Repricing of Options" for a discussion regarding the repricing of certain options granted to the Company's executive officers.

On December 4, 2002, Mr. Morini cancelled options to acquire 1,163,898 shares of the Company's common stock at an exercise price of $5.72 (110% of market) per share which he had been granted on May 24, 2002, in consideration of his personal loan to the Company and his continued guaranty and pledge of one million of his shares of the Company's common stock for the loan with SouthTrust Bank.

On December 4, 2002, Mr. Morini cancelled options to acquire 900,000 shares of the Company's common stock at an exercise price of $2.05 (100% of market). These options were granted to him on October 24, 2002 in connection with a special services agreement between the Company and Angelo S. Morini, authorizing him to author and promote "Veggiesizing, the stealth/health diet" book, which promotes the Company's products. On December 4, 2002, the Company then issued him new options to acquire 510,060 shares of common stock - 200,000 options were granted at an exercise price of $4.08 per share and 310,060 were granted at an exercise price of $2.05 per share. These options expire on December 4, 2012.

Other Transactions
------------------

Angelo S. Morini, Vice-Chairman and President

On June 15, 1999, in conjunction with the entry into a new employment agreement, the Company agreed to a consolidation of Mr. Morini's two existing promissory notes in favor of the Company into a single note payable in the amount of $12,772,200 due and payable on June 15, 2006. This note is non-interest bearing, non-recourse to Mr. Morini, and is secured by 2,914,286 shares of the Company's common stock beneficially owned by Mr. Morini. In the event of certain circumstances, the loan may be forgiven in full. The Company has a security interest in the pledged shares. The current outstanding balance of the obligation is $12,772,200.

Prior to June 2002, the Company advanced amounts to or paid amounts on behalf of Mr. Morini, which were to be charged against future bonuses under his employment agreement. As of July 11, 2003, Mr. Morini owes the Company approximately $140,000 related to these non-interest bearing advances.

In November 2000, Angelo S. Morini secured a $1.5 million bridge loan to the Company from SouthTrust Bank with a personal guaranty and a pledge of 1,000,000 of the above-mentioned shares of common stock as collateral. In consideration of the pledge of his shares, the Company granted Mr. Morini stock options to acquire 343,125 shares of common stock at an exercise price of $3.88 per share. These options expire on December 15, 2010.

In August 2001, the Board of Directors agreed to extend the exercise period of options to acquire 13,072 shares of common stock held by Angelo S. Morini by five years, from October 1, 2001 to October 1, 2006.

Pursuant to a Securities Purchase Agreement dated as of January 17, 2002, Angelo
S. Morini, the Company's President and then Chief Executive Officer, purchased 1,000 shares of common stock and warrants to purchase 250 shares of common stock, at an aggregate sales price of $4,744. The warrants held by Mr. Morini are exercisable at a price per share equal to $5.744. All of the warrants are exercisable until January 17, 2007. The shares of common stock purchased and those underlying the warrants were included in Registration Statement No. 333-83248, filed with the Securities and Exchange Commission on February 22, 2002.

In March 2002, Angelo S. Morini, the Company's President, loaned $330,000 to the Company in order for it to pay down certain notes payable that were coming due. This loan bears interest at prime (4.0% at July 11, 2003) and is due on or before June 15, 2006. On May 24, 2002, in consideration of this personal loan to the Company and his continued guaranty and pledge of one million of his shares of the Company's common stock for the loan with SouthTrust Bank, the Company granted Mr. Morini stock options to acquire 1,163,898 shares of common stock at an exercise price of $5.72 (110% of market) per share. On December 4, 2002, Mr. Morini cancelled these options with the Company as a result of discussions and negotiations with certain major shareholders for the purpose of improving shareholder value and lessening potential financial statement expense.

On July 1, 2002, in consideration of his pledge of 250,000 shares of the Company's common stock to secure a $550,000 promissory note by the Company in favor of Excalibur Limited Partnership, the Company granted Mr. Morini stock options to acquire 289,940 shares of common stock at an exercise price of $5.17 (110% of market) per share. These options expire on July 1, 2007.

On October 24, 2002, the Company entered into a special services agreement with Angelo S. Morini, authorizing him to author and promote "Veggiesizing, the stealth/health diet" book, which promotes the Company's products. In consideration of these services and for his continued personal pledges, the Company granted him 900,000 shares at the market price of $2.05 per share on October 24, 2002. On December 4, 2002, as a result of discussions and negotiations with certain major shareholders, Mr. Morini cancelled these options with the Company and accepted new options to acquire 510,060 shares of common stock - 200,000 options were granted at an exercise price of $4.08 per share and 310,060 were granted at an exercise price of $2.05 per share. These options expire on December 4, 2012.

Mr. Morini's brother, Christopher Morini, works for the Company as Vice President of New Business Development and Key Accounts. Angelo S. Morini's wife, Julie Morini, is employed by the Company in the marketing and public relations departments and until recently served as the Company's Corporate Secretary. Mr. Morini's brother, Ronald Morini, works for the Company as an engineering consultant and was paid $68,400 and $75,578 in consulting fees and benefits during the fiscal years ended March 31, 2002 and March 31, 2003, respectively. Mr. Morini's brother-in-law, Robert Peterson, is employed by the Company as a sales representative.

Mr. Peterson's total compensation for the fiscal years ended March 31, 2002 and March 31, 2003 were $100,550 and $118,980, respectively (which includes salary, bonuses, 401k employer contributions, car allowance and health benefits).

John Ruggieri, Vice President of Manufacturing

In January 2003, Ruggieri of Windermere Family Limited Partnership, an affiliate of Mr. John Ruggieri's, entered into a credit arrangement with the Company pursuant to which the partnership would purchase for the Company raw materials approximating $500,000. The amounts paid for the purchased materials, plus interest at the rate of 15% per annum on such amounts, was due and paid in full by May 31, 2003.

Pursuant to a Securities Purchase Agreement dated as of May 21, 2003, Ruggieri of Windermere Family Limited Partnership and Ruggieri Financial Pension Plan, each an affiliate of Mr. Ruggieri, purchased 83,333 and 55,556 shares of common stock, respectively, at an aggregate sales price of $150,000 and $100,000, respectively. Pursuant to a Registration Rights Agreement dated as of May 21, 2003, the Company has agreed to register the shares of common stock purchased with the Securities and Exchange Commission no later than November 24, 2003.

Patrice M.A. Videlier, Director

Effective May 22, 2003, the Company entered into a Master Distribution and Licensing Agreement with Fromageries Bel S.A., a leading branded cheese company in Europe, of which Mr. Videlier is the Senior Vice President of Marketing - World. Under the agreement, the Company has granted Fromageries Bel S.A. exclusive distribution rights for the Company's products in a territory comprised of the European Union States and to more than 21 other European countries and territories, as well as the exclusive option during the term of the agreement to elect to manufacture the products designated by Fromageries Bel S.A. for distribution in the territory. Fromageries Bel S.A. also purchased 1,111,112 the Company's common stock at a purchase price of $1.80 per share for a total investment of $2,000,000 pursuant to a Securities Purchase Agreement dated as of May 21, 2003 between the Company and Fromageries Bel S.A.

Joseph J. Juliano, Director

During each of the fiscal years ended March 31, 2003, 2002 and 2001, Joseph J. Juliano, a director of the Company, received cash or benefits totaling $77,520, $79,600 and $27,000, respectively, in return for developing and maintaining business relationships with prospective and existing customers and suppliers on behalf of the Company. From April 2002 to May 31, 2003, the Company leased an apartment in New York from 400 East 84th Street Associates, LP at $6,460 per month and allowed Mr. Juliano use of this apartment in lieu of direct cash payments for Mr. Juliano's services.

BH Capital Investments, L.P., and Excalibur Limited Partnership, Series A Preferred Stockholders

Pursuant to a Series A Preferred Stock and Warrants Purchase Agreement, the Company agreed not to sell or enter into any agreement to sell any of its securities or incur any indebtedness outside the ordinary course of business for the time period beginning on April 6, 2001 and continuing until 90 days after the date the shares issuable to BH Capital Investments, L.P. and Excalibur Limited Partnership, upon the conversion of the Series A preferred stock and exercise of warrant held by such stockholders have been registered pursuant to an effective registration statement filed with the Securities and Exchange Commission. In order to induce such stockholders to waive this right to allow the completion of a private placement, the Company agreed to issue 30,000 shares of common stock to each of them. Such shares were issued on September 25, 2001 and were included in the Registration Statement No. 333-70884, filed with the Securities and Exchange Commission on October 3, 2001.

Pursuant to a letter agreement dated October 5, 2001, the Company agreed to issue warrants to acquire 60,000 shares of common stock at an exercise price of $5.86 per share to each of BH Capital Investments, L.P. and Excalibur Limited Partnership. In exchange for the warrants, BH Capital Investments, L.P. and Excalibur Limited Partnership agreed to provide the Company certain consulting services, including the introduction of potential customers in Canada. Subsequently, the Company agreed to reduce the per share exercise price of the warrants to $2.67 in order to induce BH Capital Investments, L.P. and Excalibur Limited Partnership to exercise their warrants and to gain their required approval for a private placement. On January 17, 2002, BH Capital Investments, L.P. and Excalibur Limited Partnership each exercised all of such warrants. The shares of common stock issued upon the exercise of the warrants were included in Registration Statement No. 333-83248, filed with the Securities and Exchange Commission on February 22, 2002.

On June 26, 2002, the Company signed a $550,000 promissory note with Excalibur Limited Partnership, one of the holders of the Company's Series A convertible preferred stock. In consideration of the note, the Company issued Excalibur Limited Partnership a warrant to purchase 30,000 shares of common stock, which are exercisable until June 26, 2007 at a price equal to $5.50 per share. This note was non-interest bearing assuming that it was repaid on or before July 26, 2002. This note was secured by 250,000 shares of the Company's common stock owned by Angelo S. Morini, the Company's then Chief Executive Officer and current President. On June 26, 2002, the Company received $500,000 in cash. The additional $50,000 is payment due for consulting fees provided by Excalibur Limited Partnership in accordance with a consulting agreement entered into on June 26, 2002, which expires December 31, 2002.

In connection with the sale of 367,647 shares of common stock and warrants to purchase 122,549 shares of common stock at an exercise price of $5.52 per share to Stonestreet Limited Partnership, the Company issued 4,687 shares of common stock to H&H Securities Limited, an affiliate of Excalibur Limited Partnership in exchange for its services as a finder. These shares of common stock were included in Registration Statement No. 333-100190, filed with the Securities and Exchange Commission on October 16, 2002.

On November 7, 2002, BH Capital Investments, L.P. and Excalibur Limited Partnership, as holders of a majority of the shares of the Series A convertible preferred stock, exercised their right under the Purchase Agreement to require the Company to solicit the approval of its shareholders for the Company's issuance of all of the shares of common stock potentially issuable upon conversion of the Series A convertible preferred stock in full and the exercise of their warrants. This right arose when the number of shares of common stock they are entitled to receive, assuming conversion of the all of the Series A convertible preferred stock and the exercise of their warrants, exceeded 15% of the Company's then-outstanding shares of common stock. The Company was required to hold a shareholders meeting to solicit such approval on or before February 5, 2003. Pursuant to a letter agreement inJanuary 2003, the holders of the Series A convertible preferred stock agreed to extend the deadline to hold a meeting to March 31, 2003. Subsequently, pursuant to the Stock Purchase Option Agreement described below, the holders of the Series A convertible preferred stock agreed, among other things, to extend the deadline to September 30, 2003.

On April 24, 2003, the Company and the holders of the Series A convertible preferred stock entered into that certain Stock Purchase Option Agreement, whereby the Company was granted the option to purchase all of the shares of the Series A convertible preferred stock owned by such holders at the time the purchase is consummated. The option may be exercised by the Company or its assigns at any time until the earlier of five days after the date of the Company's next annual shareholders meeting or September 30, 2003. Pursuant to such agreement, the holders of the Series A convertible preferred stock also agreed to extend the deadline to hold a shareholders meeting to September 30, 2003. In exchange for the option and the extension of the annual meeting date, the Company issued to each of BH Capital Investments, L.P. and Excalibur Limited Partnership warrants to purchase 250,000 shares of the Company's common stock. These warrants are exercisable until July 15, 2006 at an exercise price equal to $2.00 per share, which price was greater than the market value of our common stock on April 24, 2003. The Company agreed to register the shares underlying the warrants by no later than December 31, 2003.

Frederick DeLuca, 5% Common Stockholder

Pursuant to a Common Stock Purchase Warrant, dated as of October 8, 1998, Frederick A. DeLuca was granted warrants to purchase 357,143 shares of common stock at an exercise price of $2.63 per share. On November 8, 2001, Mr. DeLuca exercised the warrant for 214,286 shares of common stock. On December 21, 2001, in order to allow Mr. DeLuca to exercise the remaining 142,857 shares, the Company accelerated the vesting of those remaining shares. On December 28, 2001, Mr. DeLuca exercised the warrant for the remaining 142,857 shares of common stock. Pursuant to a Consulting Agreement, the Company agreed to accept $189,286 of strategic planning and marketing consulting services to be provided to the Company and $750,000 cash for the $2.63 exercise price for the shares underlying the warrants. The shares were included in Registration Statement No. 333-83248, filed with the Securities and Exchange Commission on February 22, 2002.

On April 10, 2003, Mr. DeLuca entered into a credit arrangement with the Company pursuant to which Mr. DeLuca would purchase for the Company raw materials in an aggregate amount not to exceed $500,000. The amounts paid for the purchased materials, plus interest at the rate of 15% per annum on such amounts, were paid in full and the credit arrangement terminated as of June 27, 2003. In consideration of the credit arrangement, the Company issued to Mr. DeLuca a warrant to purchase 100,000 shares of the Company's common stock at an exercise price of $1.70.

Pursuant to a Securities Purchase Agreement dated as of May 21, 2003, Mr. DeLuca purchased 555,556 shares of common stock, respectively, at an aggregate sales price of $1,000,000. Pursuant to a Registration Rights Agreement dated as of May 21, 2003, the Company has agreed to register the shares of common stock purchased with the Securities and Exchange Commission no later than November 24, 2003.

David H. Lipka, Director

Pursuant to a Securities Purchase Agreement dated as of May 21, 2003, David H. Lipka purchased 55,556 shares of common stock, respectively, at an aggregate sales price of $100,000. Pursuant to a Registration Rights Agreement dated as of May 21, 2003, the Company has agreed to register the shares of common stock purchased with the Securities and Exchange Commission no later than November 24, 2003.

Section 16(A) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Officers, directors and stockholders owning more than 10% of the Company's common stock are required by SEC regulations to provide the Company with copies of all the reports they file pursuant to Section 16(a).

Based solely upon the Company's review of those reports required by Section 16(a) and filed by or on behalf of the Company's officers, directors and stockholders owning greater than 10% of the Company's common stock, or written representations that no such reports were required which were submitted by such persons, the Company believes that during the fiscal year ended March 31, 2003, all of the officers and directors and stockholders owning greater than 10% of the Company's common stock complied with all applicable Section 16(a) filing requirements.

Security Ownership of Management
--------------------------------

The following table describes the beneficial ownership of the Company's common stock by (i) each Named Executive Officer, (ii) each director, and (iii) all of the Company's directors and executive officers as a group, outstanding as of July 11, 2003. The tables show beneficial ownership in accordance with the rules of the Securities and Exchange Commission to include securities that a named person or entity has the right to acquire within 60 days:

                                                 Amount and Nature of
Name and Address of Beneficial Owner           Beneficial Ownership (1)    Percent of Class (2)
--------------------------------------------------------------------------------------------------
Charles L. Jarvie                                       200,000 (5)                   1.3%

Angelo S. Morini                                      6,257,719 (3)                  34.8%

Thomas R. Dyckman                                       200,000 (5)                   1.3%

Joseph J. Juliano                                        43,215 (4)                   *

David H. Lipka                                          255,556 (5)                   1.7%

C. Anthony Wainwright                                   203,470 (5)                   1.3%

Christopher J. New                                       98,254 (6)                   *

Salvatore Furnari                                        12,166 (7)                   *

LeAnn Hitchcock                                          25,893 (8)                   *

Christopher Morini                                       72,143 (9)                   *

John Jackson                                             75,131 (10)                  *

All executive officers and directors as a group       7,826,136                      40.6%
                                                    ===========                      =====

*  Less than 1%.

(1) The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of these shares.

(2) The total number of shares outstanding as of July 11, 2003 is 15,152,878. The percentages are calculated on the basis of the amount of shares outstanding plus shares which may be acquired through the exercise of options, warrants, rights or conversion privileges by such holder within sixty (60) days of July 11, 2003.

(3) Includes options to acquire 2,813,197 shares of the Company's common stock which are currently exercisable at prices ranging from $2.05 to $5.25 per share. Options expire as to 13,072 shares on October 1, 2006, as to 432,797 on July 1, 2007, as to 7,143 shares on December 4, 2007, as to 1,357,000 shares on June 15, 2009, as to 343,125 on December 15, 2010, as to 150,000 on April 19, 2011, and as to 510,060 on December 4, 2012. Also includes a warrant to purchase 250 shares at an exercise price of $5.744 per share, which expires on January 17, 2007. With the exception of the options, 10,500 shares held in a nominee name, 286 shares held in joint tenancy and 714 shares held individually, all of Mr. Morini's shares and warrant are held by Morini Investments Limited Partnership, a Delaware limited liability partnership, of which Angelo Morini is the sole Limited Partner and Morini Investments LLC is the sole General Partner. Mr. Morini is the sole member of Morini Investments LLC.

(4) Mr. Juliano, a current member of the Company's Board of Directors, is the beneficial owner of 33,571 shares of common stock issuable upon the exercise of warrants held by JCII Corporation, of which Catherine Juliano, Mr. Juliano's wife, is the sole shareholder. The exercise price of the warrants is $2.05 per share and they expire on January 31, 2006. These warrants had an original exercise price of $4.81 per share, but were repriced to $2.05 on October 11, 2002. These warrants were granted as compensation for JCII Corporation's introductions of key accounts to the Company. Mr. Juliano also beneficially owns 6,571 shares of common stock, held of record by JCII Corporation. Additionally, Mr. Juliano was granted options to acquire 3,073 shares of the Company's common stock. All of these options were issued at the closing bid price as quoted on the American Stock Exchange on the date of the grant. All of the options are currently exercisable at $2.05 to $6.00 per share. Options expire as to 2,143 shares on May 27, 2009, 72 shares on October 1, 2009, 286 shares on each October 1, for the years 2010, 2011 and 2012. All of JCII Corporation's and Mr. Juliano's options and warrants currently are exercisable.

(5) Includes currently exercisable options to acquire 200,000 shares of the Company's common stock at $2.17 per share, which expire on December 17, 2012 for all except Mr. Wainwright's options, which expire on April 1, 2013.

(6) Includes currently exercisable options to acquire 66,666 shares of the Company's common stock at $2.05 per share, which expire on July 16, 2011. These options had an original exercise price of $4.98 per share, but were repriced to $2.05 on October 11, 2002. Also, includes currently exercisable options to acquire 25,000 shares of the Company's common stock at $1.67 per share, which expire on December 5, 2012. Includes a warrant to purchase 1,318 shares of the Company's common stock at an exercise price of $5.744 per share, which expires on January 17, 2007.

(7) Includes currently exercisable options to acquire 5,000 and 6,666 shares of the Company's common stock at $2.05 per share, which expire on November 12, 2011 and July 8, 2012, respectively. These options had an original exercise price of $5.60 and $4.55 per share, respectively, but were repriced to $2.05 on October 11, 2002.

(8) Includes currently exercisable options to acquire 20,000 shares of the Company's common stock at $2.05 per share, which expire on October 29, 2011. These options had an original exercise price of $5.90 per share, but were repriced to $2.05 on October 11, 2002. Also includes a warrant to purchase 250 shares at an exercise price of $5.744 per share, which expires on January 17, 2007.

(9) Includes currently exercisable options to acquire 72,143 shares of the Company's common stock at $2.05 per share. These options had an original exercise prices ranging from $2.84 to $8.47 per share, but were repriced to $2.05 on October 11, 2002. Options expire as to 714 on August 31, 2003, as to 7,143 shares on May 16, 2006, as to 14,286 shares on September 24, 2008, and as to 50,000 shares on April 19, 2011.

(10) Includes currently exercisable options to acquire 71,429 shares of the Company's common stock at $2.05 per share. These options had an original exercise prices ranging from $2.84 to $8.47 per share, but were repriced to $2.05 on October 11, 2002. Options expire as to 7,143 shares on May 16, 2006, as to 14,286 shares on September 24, 2008, and as to 50,000 shares on April 19, 2011.

The Board of Directors and its Committees.
------------------------------------------

Board Meetings. The Board of Directors met three times during the fiscal year ended March 31, 2003. Messrs. Dyckman and Jordan each missed one meeting. Otherwise, all of the directors were present at each meeting.

Audit Committee. During the fiscal year ended March 31, 2002 and the majority of the fiscal year ended March 31, 2003, the Audit Committee consisted of Douglas Walsh, Marshall Luther and Joseph Juliano. During this time, Messrs. Walsh, and Luther were independent pursuant to Section 121 A. of the AMEX's listing standards. The Company determined that Mr. Juliano was not considered independent under Section 121 A. of the AMEX's listing standards because he had accepted compensation from the Company in excess of $60,000 during the fiscal years ended March 31, 2003 and March 31, 2002, other than for compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation. During the fiscal years ended March 31, 2003 and March 31, 2002, Mr. Juliano received cash and benefits totaling $77,520 and $79,600, respectively, in return for developing and maintaining business relationships with prospective and existing customers and suppliers on behalf of the Company. Notwithstanding that Mr. Juliano did not meet the requirements for independent directors under the AMEX's listing standards, the Board of Directors determined that the best interests of the Company and its stockholders required that Mr. Juliano be retained as a member of the Audit Committee for the fiscal year ended March 31, 2002 and through December 17, 2002. The Board's determination was based on Mr. Juliano's exceptional business experience and financial expertise. Section 121 B.(b)(ii) of the AMEX's listing standards permits a director who does not otherwise meet the independence requirements for directors to be a member of a company's audit committee under exceptional and limited circumstances, and the Board of Directors had determined that such circumstances were present in the case of Mr. Juliano. Mr. Juliano no longer serves as a member of the Audit Committee.

On December 17, 2002, Messrs. Walsh, Luther and Juliano resigned from the Audit Committee, and the Board of Directors appointed Thomas R. Dyckman, Michael H. Jordan and David H. Lipka to Audit Committee. Mr. Dyckman was appointed Chairman of the Audit Committee. The vacancy on the Audit Committee created on April 1, 2003 by Mr. Jordan's resignation from the Board of Directors was filled by Mr. Wainwright. The Audit Committee currently consists of three directors, Mr. Dyckman, Mr. Wainwright and Mr. Lipka, all of which are non-employee directors. Additionally, each member of the current Audit Committee is independent pursuant to Section 121 A. of the AMEX's listing standards.

           AUDIT COMMITTEE REPORT FOR FISCAL YEAR ENDED MARCH 31, 2003

The Board of Directors established the Audit Committee during the fiscal year ended March 31, 2001. The Audit Committee operates under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Committee's composition and meetings. The Audit

Committee held five meetings during the fiscal year ended March 31, 2003, and other than one missed meeting by Mr. Jordan, all of the committee members were present. At each of the meetings, the Committee reviewed and discussed various business risks of the Company, financial management, accounting, and internal control issues with the Chief Financial Officer, the Internal Auditor, and BDO Seidman, LLP.

In each of its quarterly and annual meetings with representatives from BDO Seidman, LLP, the Company's independent auditors, the Committee had them address the following issues:

     o Are the significant judgments and accounting estimates made by management in preparing the financial statements appropriate?

     o Based on the auditor's experience, and their knowledge of the Company, do the Company's financial statements fairly present to investors, the Company's financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

     o Based on the auditor's experience, and their knowledge of the Company, has the Company implemented sufficient internal controls that are appropriate?

     o During the reporting period, have there been any disagreements with management or have the auditors received any communication indicating any improprieties with respect to the Company's management, accounting and reporting procedures or reports?

The Audit Committee has discussed with its independent auditors that they are retained by the Committee and that the auditors must raise any concerns about the Company's management or financial reporting and procedures directly with the Committee.

The Committee has received from BDO Seidman, LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Committee has discussed with BDO
Seidman, LLP that firm's independence. The Committee has concluded that BDO Seidman, LLP is independent from the Company and its management.

Based on the discussions with the Company's management and its independent auditors, the Committee recommended that the Company's audited financial statements for the Company be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 to be filed with the Securities Exchange Commission.

The Audit Committee has reviewed and discussed the fees paid to BDO Seidman, LLP during fiscal 2003 for audit, audit-related, tax and other services, which are discussed under Proposal No. 5, and has determined that the provision of non-audit services is compatible with BDO Seidman, LLP's independence.

Respectively submitted by the current members of the Audit Committee:
                                        Thomas R. Dyckman, Chair
                                        David H. Lipka
                                        C. Anthony Wainwright

Other Committees. In March 2003, the Board of Directors formally established a Compensation Committee to consider the compensation of management. Messrs. Dyckman, Juliano, Lipka and Jordan were appointed to the Compensation Committee, which is chaired by Mr. Lipka. The vacancy on the Compensation Committee created on April 1, 2003 by Mr. Jordan's resignation from the Board of Directors was filled by Mr. Wainwright. Other than the Audit Committee and the Compensation Committee, the Board of Directors did not have any other committee for the fiscal year ended March 31, 2003.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table
The following table sets forth the compensation of the Company's Chief Executive Officer, its four other most highly compensated executive officers (the "Named Executive Officer"), as well as two additional individuals who were among the four most highly compensated executive officers prior to March 31, 2003, during the fiscal years ended March 31, 2003, 2002 and 2001:

                           SUMMARY COMPENSATION TABLE

                                                                       Long-Term Compensation
                              Annual Compensation                        Awards       Payouts
          (a)              (b)       (c)         (d)        (e)            (f)          (g)           (h)        (i)

                                                             Other
                                                            Annual     Restricted    Securities                  All
                                                            Compen-       Stock      Underlying      LTIP       Other
Names and                 Fiscal    Salary      Bonus       sation      Award(s)    Options/SARs    Payouts  Compensation
Principal Position         Year      ($)         ($)          ($)          ($)           (#)          ($)      ($) (33)
--------------------------------------------------------------------------------------------------------------------------
Angelo S. Morini           2003    300,000     53,706 (1)   33,705 (2)      -         800,000 (5)      -         4,200
President &
Vice-Chairman              2002    300,000          -       31,407 (3)      -         375,000 (6)      -         3,450
of the Board (1)           2001    300,000          -       28,656 (4)      -         343,125 (7)      -         2,700

Christopher J. New         2003    165,673          -       16,564 (9)      -         125,000 (11)     -         2,855
Chief Executive Officer
(8)                        2002     89,693          -        7,583 (10)     -         100,000 (12)     -             -

Salvatore Furnari          2003    116,923          -          (32)         -          30,000 (14)     -         4,680
Chief Financial Officer
(13)                       2002     28,077          -          (32)         -          10,000 (15)     -           700

Keith Ewing                2001    125,000          -        9,716 (17)     -           -              -         3,000
Chief Financial Officer
(16)

LeAnn Hitchcock            2003     78,347          -          (32)         -          30,000 (19)     -         3,800
SEC Compliance, Internal   2002     62,487          -          (32)         -          30,000 (19)     -         2,100
Audit Manager  &
Corporate Secretary(18)

Christopher Morini         2003    155,000          -       17,775 (21)     -          97,143 (24)     -         4,680
Vice President of Int'l    2002    155,000     23,000       18,865 (22)     -          75,000 (25)     -         3,450
Sales (20)                 2001    153,000          -       29,372 (23)     -           -              -         3,000

John Jackson               2003    138,000          -       12,241 (27)     -          96,429 (30)     -         2,600
Vice President of Sales
(26)                       2002    138,000     38,300       10,296 (28)     -          75,000 (31)     -         1,200
                           2001    128,000          -       10,390 (29)     -           -              -         2,700

(1) On December 17, 2002, Angelo S. Morini resigned from his positions as Chief Executive Officer and Chairman of the Board. Mr. Morini retained his position as President and accepted an appointment as Vice-Chairman of the Board in order to focus his attention on expanding the Company's brand awareness and marketing relationships. Mr. Morini is paid compensation and bonuses in accordance with his employment agreement dated June 15, 1999. Mr. Morini received a bonus of $53,706 based on the results for the fiscal year ended March 31, 2003.

(2) For the fiscal year ended March 31, 2003, the Company paid $21,081 in auto lease payments, $1,670 for automobile insurance, $10,598 for club dues and $356 for the employer's portion of 401k contributions for Mr. Morini.

(3) For the fiscal year ended March 31, 2002, the Company paid $20,833 in auto lease payments, $1,670 for automobile insurance, and $8,904 in club dues for Mr. Morini.

(4) For the fiscal year ended March 31, 2001, the Company paid $18,552 in auto lease payments, $1,200 for automobile insurance, and $8,904 in club dues for Mr. Morini.

(5) On July 1, 2002, the Board of Directors granted Mr. Morini options to acquire 289,940 shares of common stock at an exercise price of $5.17 per share (110% of market) in consideration of Mr. Morini's pledge of 250,000 shares of the Company's common stock to secure a $550,000 bridge loan to the Company from Excalibur Limited Partnership. Such options are fully exercisable and shall expire on July 1, 2007. Effective as of December 4, 2002, the Board of Directors granted Mr. Morini options to acquire 510,060 shares of common stock in accordance with the terms of a special services agreement between the Company and Mr. Morini for writing a comprehensive diet and recipe book about the Company and its products and for the potential distribution of this book worldwide. Of these 510,060 options, 200,000 have an exercise price of $4.08 per share and 310,060 have an exercise price of $2.05 per share. Such options are fully exercisable and shall expire on December 4, 2012. The market price on the date of grant was $1.67.

(6) In April 2001, Angelo S. Morini was granted incentive stock options to acquire 375,000 shares of common stock at an exercise price equal to the market price on the date of grant of $4.40 per share. One-fifth of such options shall become exercisable on each anniversary of the grant date until all such options are exercisable. Such options shall expire on April 19, 2011.

(7) In October 2000, the Company obtained a $1.5 million bridge loan from SouthTrust Bank, which is guaranteed by Mr. Morini and secured by the pledge of one million shares of the Company's common stock owned by him. In consideration of his guaranty and stock pledge in respect to this loan, the Company granted stock options to acquire 343,125 shares of common stock at an exercise price of $3.88 per share (109% of market). Such options are fully exercisable and shall expire on December 15, 2010.

(8)  On September 4, 2001,  Christopher  J. New was  appointed  Chief  Marketing
     Officer and Vice President of Strategy. In December 2001, the Board appointed Mr. New as Chief Operating Officer and on December 17, 2002, the Board appointed Mr. New as Chief Executive Officer. As such, he did not earn any compensation from the Company during the fiscal year ended March 31, 2001. Mr. New's current employment agreement provides for an annual base salary of $180,000.

(9) For the fiscal year ended March 31, 2002, the Company paid $14,835 for a car allowance and $1,729 for auto insurance for Mr. New.

(10) For the fiscal year ended March 31, 2002, the Company paid $7,583 to Mr. New for a car allowance.

(11) In December 2002, the Company granted options to acquire 25,000 shares of the Company's common stock at an exercise price equal to the market price on the date of grant of $1.67 per share to Mr. New in consideration for his continued employment with the Company. Such options are fully exercisable and expire December 5, 2012. In October 2002, the Company repriced 100,000 options, which were previously granted (as described below in footnote 12) and therefore are included.

(12) Under the terms of his employment agreement, Mr. New received an option to purchase up to 100,000 shares of the Company's common stock at an exercise price equal to the market price on the date of grant of $4.98 per share. On October 11, 2002, the Company repriced the options to purchase 100,000 shares from $4.98 per share to the then-market price of $2.05 per share. One-third of such options shall become exercisable in September each year until all such options are exercisable. In the event of a change in control, all such options shall immediately become exercisable. Such options expire July 16, 2011.

(13) On July 8, 2002, Salvatore Furnari was appointed Chief Financial Officer of the Company. From November 2002 to July 8, 2002, he worked as the Company's Controller. As such, he did not earn any compensation from the Company during the fiscal year ended March 31, 2001. Mr. Furnari's current employment agreement provides for an annual base salary of $130,000.

(14) On July 8, 2002, the Company granted options to acquire 20,000 shares of the Company's common stock at an exercise price equal to the market price on the date of grant of $4.55 per share to Mr. Furnari in consideration for his continued employment with the Company. On October 11, 2002, the Company repriced the options to purchase 20,000 shares from $4.55 per share to the then-market price of $2.05 per share. One-third of such options shall become exercisable each year in July 2003, 2004 and 2005 until all such options are exercisable. In the event of a change in control, all such options shall immediately become exercisable. Such options expire July 8, 2012. In October 2002, the Company repriced 10,000 options, which were previously granted (as described below in footnote 15) and therefore are included.

(15) Under the terms of his employment agreement, Mr. Furnari received an option to purchase up to 10,000 shares of the Company's common stock at an exercise price equal to the market price on the date of grant of $5.60 per share. On October 11, 2002, the Company repriced the options to purchase 10,000 shares from $5.60 per share to the then-market price of $2.05 per share. One-fourth of the options became exercisable February 12, 2002 and one-fourth shall become exercisable on each of the following December 12, 2002, 2003 and 2004. Such options expire November 12, 2011.

(16) In February of 2000, Keith Ewing was appointed as Chief Financial Officer. The base salary provided for Mr. Ewing was $125,000. On April 12, 2001, the Company terminated Mr. Ewing.

(17) For the fiscal year ended March 31, 2001, the Company paid $6,685 in lease payments for Mr. Ewing's automobile, and approximately $75 per month for automobile insurance and $2,131 in club dues for Mr. Ewing.

(18) On July 8, 2002, LeAnn Hitchcock was appointed SEC Compliance and Internal Audit Manager of the Company. From October 2001 to July 8, 2002, she worked as the Company's Chief Financial Officer. In December 2002, she was appointed as Corporate Secretary of the Company. As such, she did not earn any compensation from the Company during the fiscal year ended March 31, 2001. Ms. Hitchcock's current employment agreement provides for compensation of $70 per hour.

(19) Under the terms of her  employment  agreement,  Ms.  Hitchcock  received an option to purchase up to 30,000 shares of the Company's stock at an exercise price equal to the market price on the date of grant of $5.90 per share. On October 11, 2002, the Company repriced the options to purchase 30,000 shares from $5.90 per share to the then-market price of $2.05 per share. One-third of the options became exercisable immediately and one-third shall become exercisable on each of the following two anniversary dates of the date of grant. Such options expire October 29, 2011.

(20) Mr. C. Morini's current employment agreement provides for an annual base salary of $155,000. In March 2002, Mr. Morini received $23,000 in bonuses related to fiscal 2000.

(21) For the fiscal year ended March 31, 2003, the Company paid $12,595 in auto lease payments, $1,368 for automobile insurance, $3,663 for club dues and $149 for the employer's portion of 401k contributions for Mr. C. Morini.

(22) For the fiscal year ended March 31, 2002, the Company paid $12,536 in auto lease payments, $1,368 for automobile insurance, and $4,961 for club dues for Mr. C. Morini.

(23) For the fiscal year ended March 31, 2001, the Company paid $11,228 in auto lease payments, $1,200 for automobile insurance, and $16,944 for club dues for Mr. C. Morini.

(24) On October 11, 2002, the Company repriced all 97,143 outstanding options held by Mr. C. Morini from their original exercise price to the then-market price of $2.05 per share. The original exercise prices of the options were equal to the market price on the date of grant as follows: 14,286 options at $2.84, 714 options at $3.50; 75,000 options (as further described below in footnote 25) at $4.40 and 7,43 options at $8.47.

(25) In April 2001, Mr. C. Morini was granted an incentive stock option to purchase up to 75,000 shares of common stock at an exercise price equal to the market price on the date of grant of $4.40 per share. On October 11, 2002, the Company repriced the options to purchase 75,000 shares from $4.40 per share to the then-market price of $2.05 per share. One-third of such options shall become exercisable on each anniversary of the grant date until all such options are exercisable. Such options expire April 19, 2011.

(26) Mr. Jackson's current employment agreement provides for an annual base salary of $138,000. In March 2002, Mr. Jackson received $38,300 in bonuses related to fiscal 2000.

(27) For the fiscal year ended March 31, 2003, the Company paid $8,871 in auto lease payments, $1,379 for automobile insurance, and $1,991 for the employer's portion of 401k contributions for Mr. Jackson.

(28) For the fiscal year ended March 31, 2002, the Company paid $8,917 in auto lease payments and $1,379 for automobile insurance.

(29) For the fiscal year ended March 31, 2001, the Company paid $8,917 in auto lease payments and $1,473 for automobile insurance.

(30) On October 11, 2002, the Company repriced all 96,429 outstanding options held by Mr. Jackson from their original exercise price to the then-market price of $2.05 per share. The original exercise prices of the options were equal to the market price on the date of grant as follows: 14,286 options at $2.84; 75,000 options (as further described below in footnote 31) at $4.40 and 7,143 options at $8.47.

(31) In April 2001, Mr. Jackson was granted an incentive stock option to purchase up to 75,000 shares of common stock at an exercise price equal to the market price on the date of grant of $4.40 per share. On October 11, 2002, the Company repriced the options to purchase 75,000 shares from $4.40 per share to the then-market price of $2.05 per share. One-third of such options shall become exercisable on each anniversary of the grant date until all such options are exercisable. Such options expire April 19, 2011.

(32) Other than the options described in the footnotes above, there were no other annual compensation, perquisites or other personal benefits, securities or property equal to the lesser of $50,000 or 10% of the total annual salary and bonus reported for such Named Executive Officer.

(33) "All Other Compensation" represents the health insurance premiums paid by the Company on behalf of the indicated Named Executive Officer.

Option Grants in Last Fiscal Year Table
---------------------------------------

The following table summarizes for each Named Executive Officer each grant of stock options during the fiscal year ended March 31, 2003:

                                         Option Grants in Last Fiscal Year
--------------------------------------------------------------------------------------------------------------------
                                             Percent of      Exercise
                            Number of          Total          or Base
                           Securities         Options       Price($/Sh)
                           Underlying        Granted to
                             Options        Employees in                                           Grant Date Fair
         Name              Granted (#)    Fiscal Year (1)                   Expiration Date         Value ($) (2)
--------------------------------------------------------------------------------------------------------------------
Angelo S. Morini          1,163,898 (3)        14.2%           $5.72         May 24, 2012              $3,363,665
                          1,163,898 (4)        14.2%           $5.72         May 24, 2012              $3,363,665
                            289,940             3.5%           $5.17         July 1, 2007                $492,898
                            289,940 (4)(6)      3.5%           $5.17         July 1, 2007                $492,898
                            900,000 (3)        11.0%           $2.05       October 24, 2012            $1,116,000
                            200,000             2.4%           $4.08       December 4, 2012              $130,000
                            310,060             3.8%           $2.05       December 4, 2012              $288,356
                          1,357,000 (5)(6)     16.5%           $2.05         June 15, 2009             $1,384,140
                             13,072 (5)(6)      0.2%           $2.05        October 1, 2006               $13,333
                              7,143 (5)(6)      0.1%           $2.05       December 4, 2007                $7,286
                            343,125 (5)(6)      4.2%           $2.05       December 15, 2010             $349,986
                            375,000 (5)(6)      4.6%           $2.05        April 19, 2011               $382,500
                            142,857 (5)(6)      1.7%           $2.05         July 1, 2007                $145,714
Christopher New              25,000             0.3%           $1.67       December 5, 2012               $22,250
                            100,000 (5)         1.2%           $2.05         July 16, 2011               $102,000
Salvatore Furnari            20,000             0.2%           $4.55         July 8, 2012                 $52,400
                             20,000 (4)         0.2%           $2.05         July 8, 2012                 $20,400
                             10,000 (5)         0.1%           $2.05       November 12, 2011              $10,200
Christopher Morini              714 (5)         0.0%           $2.05        August 31, 2003                  $728
                              7,143 (5)         0.1%           $2.05         May 16, 2006                  $7,286
                             14,286 (5)         0.2%           $2.05      September 24, 2008              $14,572
                             75,000 (5)         0.9%           $2.05        April 19, 2011                $76,500
John Jackson                  7,143 (5)         0.1%           $2.05         May 16, 2006                  $7,286
                             14,286 (5)         0.2%           $2.05      September 24, 2008              $14,572
                             75,000 (5)         0.9%           $2.05        April 19, 2011                $76,500
LeAnn Hitchcock              30,000 (5)         0.4%           $2.05       October 29, 2011               $30,600
--------------------------------------------------------------------------------------------------------------------

     (1) The total number of options granted, including repricings, to employees and directors in the fiscal year ended March 31, 2003 was 8,217,007, of which 3,932,899 were original grants and 4,284,108 were deemed grants due to the repricing on October 11, 2002, which repricing is described in the Report on Repricing of Options below.

     (2) The Company estimated the fair value of the stock options at the grant date or the repricing date, as applicable, using a Black-Scholes option-pricing model with the following assumptions: (i) no dividend yield; (ii) 37% to 44% volatility, (iii) risk-free interest rate of 1.71% to 5.03%, and (iv) expected life of five to ten years.

     (3) On December 4, 2002, as a result of discussions and negotiations with certain major shareholders, Mr. Morini cancelled these options with the Company.

     (4) These options represent the options which were previously issued in the fiscal year ended March 31, 2003 as described in the line item immediately above this line item, and which were repriced to $2.05 per share on October 11, 2002.

     (5) These options represent options which were issued prior to the most recent completed fiscal year, and which were repriced to $2.05 per share on October 11, 2002.

     (6) On December 4, 2002, Mr. Morini agreed to reverse the repricing related to these shares and they reverted back to their exercise price before the October 11, 2003 repricing as indicated in the repricing table below.


Aggregate Option Exercises and Fiscal Year-End Option Value Table
-----------------------------------------------------------------

The following table summarizes for each Named Executive Officer each exercise of stock options during the fiscal year ended March 31, 2003 and the fiscal year-end value of unexercised options. The value of unexercised in-the-money options at March 31, 2003 is based on a value of $1.87 per share, the prior closing price of the Company's common stock on the American Stock Exchange on March 31, 2003:

Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values

------------------------------------------------------------------------------------------------------------------
                            Shares                      Number of Securities                   Value of
                         Acquired on     Value         Underlying Unexercised                 Unexercised
                           Exercise    Realized            Options/SARS at             In-the-Money Options/SARS
         Name                (#)          ($)            Fiscal Year-End (#)            at Fiscal Year-End ($)
------------------------------------------------------------------------------------------------------------------

                                                    Exercisable    Unexercisable     Exercisable    Unexercisable
                                                   ---------------------------------------------------------------
Angelo S. Morini              --           --      2,813,197          225,000            --               --
Christopher J. New            --           --         58,333           66,667          $5,000             --
Salvatore Furnari             --           --          5,000           25,000            --               --
LeAnn Hitchcock               --           --         20,000           10,000            --               --
Christopher Morini            --           --         72,143           25,000            --               --
John Jackson                  --           --         71,429           25,000            --               --
------------------------------------------------------------------------------------------------------------------

Board Report on Repricing of Options
------------------------------------

The following report by the Board of Directors (as constituted on October 11, 2002) describes the repricing of options held by executive officers in the fiscal year ended March 31, 2003, and the basis for the repricing.

On October 11, 2002 through unanimous consent of the Board of Directors, the Company repriced all outstanding options granted to employees prior to this date (4,284,108 shares at former prices ranging from $2.84 to $10.28) to the market price of $2.05 per share. In addition, the Company repriced the outstanding warrants held by current consultants prior to this date (291,429 shares at former prices ranging from $3.31 to $5.50) to the market price of $2.05 per share. This stock option repricing resulted in variable accounting treatment for these stock options beginning with the quarter ended December 31, 2002. This variable accounting treatment will continue until the related options have been cancelled, expired or exercised. On December 4, 2002, as a result of discussions and negotiations with certain major shareholders, Angelo S. Morini, the Company's President, agreed to reverse the repricing of his 3,692,035 options for the purpose of improving shareholder value and lessening potential financial statement expense. Although the exercise prices of the options were reversed back to their original amounts, the Company is still required to account for any outstanding options related to these reversed-repriced options and all new options issued to the Company's President prior to June 4, 2003 in accordance with variable accounting standards each quarter.

Respectively submitted by the Board of Directors: Angelo S. Morini
                                                  Joseph J. Juliano
                                                  Marshall K. Luther
                                                  Douglas A. Walsh

The following table summarizes the repricing of options held by each executive officer during the last ten completed fiscal years:

--------------------------------------------------------------------------------------------------------------------
                                            Number of         Market        Exercise                    Length of
                                            Securities         Price          Price                  Original Option
                                            Underlying      of Stock at   of Option at                Term Remaining
                                          Options/ SARs       Time of        Time of         New        at Date of
                            Date of        Repriced or       Repricing      Repricing      Exercise    Repricing or
         Name              Repricing         Amended       or Amendment   or Amendment      Price     Amendment (in
                                               (#)              ($)            ($)            ($)        months)
--------------------------------------------------------------------------------------------------------------------
Angelo S. Morini          Oct 11, 2002    1,163,898 (1)(2)     $2.05          $5.72          $2.05          117
                          Oct 11, 2002      289,940 (1)        $2.05          $5.17          $2.05           57
                          Oct 11, 2002    1,357,000 (1)        $2.05          $3.31          $2.05           81
                          Oct 11, 2002       13,072 (1)        $2.05          $3.50          $2.05           48
                          Oct 11, 2002        7,143 (1)        $2.05          $3.50          $2.05           63
                          Oct 11, 2002      343,125 (1)        $2.05          $3.88          $2.05          100
                          Oct 11, 2002      375,000 (1)        $2.05          $4.40          $2.05          104
                          Oct 11, 2002      142,857( 1)        $2.05          $5.25          $2.05           57
                          Aug 31, 1993       13,072            $3.50         $25.02          $3.50           98
                          Aug 31, 1993        7,143            $3.50         $19.25          $3.50          113
Christopher New           Oct 11, 2002      100,000            $2.05          $4.98          $2.05          107
Salvatore Furnari         Oct 11, 2002       20,000            $2.05          $4.55          $2.05          119
                          Oct 11, 2002       10,000            $2.05          $5.60          $2.05          111
Christopher Morini        Oct 11, 2002          714            $2.05          $3.50          $2.05           11
                          Oct 11, 2002        7,143            $2.05          $8.47          $2.05           44
                          Oct 11, 2002       14,286            $2.05          $2.84          $2.05           73
                          Oct 11, 2002       75,000            $2.05          $4.40          $2.05          104
                          Aug 31, 1993        3,571            $3.50         $10.50          $3.50           98
John Jackson              Oct 11, 2002        7,143            $2.05          $8.47          $2.05           44
                          Oct 11, 2002       14,286            $2.05          $2.84          $2.05           73
                          Oct 11, 2002       75,000            $2.05          $4.40          $2.05          104
LeAnn Hitchcock           Oct 11, 2002       30,000            $2.05          $5.90          $2.05          110

--------------------------------------------------------------------------------------------------------------------

     (1) On December 4, 2002, as a result of discussions and negotiations with certain major shareholders, Mr. Morini reversed the repricing of these options back to their original exercise prices.

     (2) On December 4, 2002, as a result of discussions and negotiations with certain major shareholders, Mr. Morini cancelled these options with the Company.

Compensation of Directors
-------------------------

Standard Arrangements. Each non-employee director who served on the Board of Directors during the fiscal year ended March 31, 2003 was entitled to receive a fee of $2,500 plus expenses for each Board of Directors meeting in which they attended in person. Additionally, each non-employee director of the Company is entitled to receive, on October 1 of each year, options to purchase a number of shares of common stock equal to (i) 286 shares, if such director served for a full year prior to the October 1 anniversary date, or (ii) a pro rated amount equal to 24 shares for each full month served during the year prior to such anniversary date, if such director did not serve for a full year prior to the anniversary date. Such options are granted pursuant to the Company's 1991 Non-Employee Director Stock Option Plan, which was adopted by the Board of Directors on October 1, 1991, and approved by the shareholders of the Company on January 31, 1992, as the same was amended by that certain 1996 Amendment and Restatement of the 1991 Non-Employee Director Stock Option Plan (as amended, the "Director Plan").

Other Arrangements. During each of the fiscal years ended March 31, 2003, 2002 and 2001, Joseph J. Juliano, a director of the Company, received cash or benefits totaling $77,520, $79,600, and $27,000, respectively, in return for developing and maintaining business relationships with prospective and existing customers and suppliers on behalf of the Company. On December 17, 2002, the new independent directors, Charles L. Jarvie, Thomas R. Dyckman, Michael H. Jordan and David H. Lipka, were each granted options to acquire 200,000 shares of common stock at an exercise price of $2.17 per share (130% of the closing price of the common stock as reported by AMEX on December 4, 2002 which was the date they agreed to become a director of the Company) in consideration of their acceptance of positions as members of the Board of Directors. Mr. Jordan agreed to cancel his 200,000 options upon his resignation on April 1, 2003. The Company granted options to acquire 200,000 shares of common stock at an exercise price of $2.17 per share to Mr. Jordan's successor, C. Anthony Wainwright. Charles L. Jarvie, the Chairman of the Board, receives compensation of $60,000 per year for his services as Chairman.

Employment Agreements
---------------------

Angelo S. Morini. As of June 15, 1999, the Company entered into a new Employment Agreement (the "Agreement") with Angelo S. Morini, the Company's President and Chief Executive Officer. The Agreement has a rolling term of five years and provides for an annual base salary of $300,000. Additionally, Mr. Morini will receive an annual bonus in an amount equal to or between three and five percent of the Company's pre-tax net income for book purposes, depending on the level of pre-tax income achieved, as determined by the Company's independent certified public accounting firm. Other material provisions of the Agreement are as follows:

     1. Mr. Morini was granted an option to purchase 1,357,000 shares of the Company's common stock at a per share price of $3.31 per share. The options granted as aforesaid have a term of ten years from the date granted and are exercisable in whole or in part upon the delivery by Mr. Morini to the Company of written notice of exercise.

     2. The Agreement is terminable by Mr. Morini upon the delivery of written notice of termination in the event that a majority of the Company's Board of Directors is at any time comprised of persons for whom Mr. Morini did not vote in his capacity as a director or a shareholder of the Company (a "Change of Control"). If Mr. Morini abstains from voting for any person as a director, such abstention shall be deemed to be an affirmative vote by Mr. Morini for such person as a director.

     3. If the Agreement is terminated by the Company without cause, Mr. Morini shall become fully vested in any stock options granted under the Agreement and all shares of common stock issued in connection with the exercise of such Purchase Rights and options, and shall receive all earned but unpaid base salary through the effective date of termination and all accrued but unpaid bonuses for the fiscal year(s) ending prior to the effective date of termination. Additionally, in the event that Mr. Morini's employment is terminated without cause or due to his death, total disability or legal incompetence, or if Mr. Morini terminates his employment upon a Change of Control, or if there is a material breach in the employment contract, the Company shall pay to Mr. Morini or his estate severance pay equal to Mr. Morini's annual base salary (before deductions for withholding, employment and unemployment taxes) for a period of sixty months and all amounts due in connection with his $12,772,200 loan (discussed below) will be forgiven.

     4. Mr. Morini has agreed that in the event he voluntarily terminates his employment with the Company or if he is terminated for "cause" (as defined in the Agreement), he will not compete with the Company for a period of one year following the date of termination of his employment with the Company, whether as an employee, officer, director, partner, shareholder, consultant or independent contractor in any business substantially similar to that conducted by the Company within those areas in the United States in which the Company is doing business as of the date of termination.

     5. Pursuant to the Agreement, the Company will obtain, and maintain in effect during the term of the Agreement, for the benefit of (i) a Two Million Dollar (2,000,000) term life insurance policy insuring his life, the beneficiaries of which shall be designated by Mr. Morini, and (ii) a disability insurance policy providing for payment of at least two-thirds (2/3) of Mr. Morini's base salary.

     6. In connection with Mr. Morini's exercise of certain rights to purchase Company common stock, Mr. Morini has previously delivered two interest bearing promissory notes to the Company in the amounts of $11,572,200 and $1,200,000, representing the purchase price for such common stock purchases. The $11,572,200 Note is secured by certain shares of the Company's common stock owned by Mr. Morini. The Company agreed to cancel the $11,572,200 Note and the $1,200,000 Note (with the Company forgiving any accrued interest thereunder) and the parties entered into a new loan agreement in lieu thereof. Pursuant to the agreement, Mr. Morini and the Company executed a new non-interest bearing and non-recourse promissory note in the amount of $12,772,200 and a stock pledge agreement to secure the note. The Company has a security interest in the pledged shares.

On December 17, 2002, Mr. Morini resigned as Chief Executive Officer and as Chairman of the Board in order to focus his attention on expanding the Company's brand awareness and marketing relationships. Mr. Morini remains in his position as President and has been appointed the Vice-Chairman of the Board. Additionally, all terms and conditions of his employment contract from June 1999 as described above remain in effect.

Christopher J. New. On September 4, 2001, Christopher J. New was appointed Chief Marketing Officer and Vice President of Strategy. In December 2001, the Board appointed him to Chief Operating Officer and in December 2002, the Board appointed him to Chief Executive Officer. Mr. New's current employment agreement provides for a base salary of $180,000. Mr. New will also be entitled to receive a bonus of up to 40% of his base salary at fiscal year end with the qualification of such bonus to be determined by the Board of Directors. The agreement also provides for an automobile allowance up to $1,250 per month plus auto insurance. In the event of a change in ownership of the Company which results in his termination, Mr. New will be entitled to receive three years of his base salary as severance. In the event Mr. New's employment is otherwise terminated after September 4, 2002, but prior to September 4, 2003, he will be entitled to receive one year of his base salary as severance. In the event Mr. New's employment is terminated after September 4, 2003, but prior to September 4, 2004, he will be entitled to receive two years of his base salary as severance. In the event Mr. New's employment is terminated after September 4, 2004, he will be entitled to receive three years of his base salary as severance. Mr. New was also granted stock options to purchase 100,000 shares of common stock at an exercise price of $4.98. These options were repriced to $2.05 on October 11, 2002. The stock options will expire on September 4, 2011. One third of the stock options will vest on each anniversary of the grant date until fully vested. In the event the Company is purchased, all such stock options will immediately vest. On December 5, 2002, the Company granted stock options to purchase 25,000 shares of common stock at an exercise price of $1.67. These options will expire on December 5, 2012.

Salvatore Furnari. On November 11, 2001, Mr. Furnari was appointed the Company's Controller and received a stock option to purchase up to 10,000 shares of the Company's common stock at $5.60 per share. These options were repriced to $2.05 per share on October 11, 2002. One-fourth of the stock options are currently vested and one-fourth will vest in the anniversary of the grant date until fully vested. On July 8, 2002, Mr. Furnari was appointed the Company's Chief Financial Officer. Under the terms of his current employment agreement, he will receive an annual base salary of $130,000 and a stock option to purchase up to 20,000 shares of the Company's common stock at $4.55 per share. These options were repriced to $2.05 per share on October 11, 2002. One-third of the stock options will vest each year on the anniversary of the grant date until fully vested. In the event the Company is purchased, all such stock options will immediately vest. In the event Mr. Furnari's employment is terminated after July 8, 2003, he will be entitled to receive six months of his base salary as severance.

LeAnn Hitchcock. On October 29, 2001, LeAnn Hitchcock was appointed Chief Financial Officer of the Company. Ms. Hitchcock's employment agreement then provided for an annual base salary of $130,000. The agreement also provided Ms. Hitchcock with a non-qualified stock option to purchase up to 30,000 shares of the Company's common stock at an exercise price of $5.90 per share with one-third of the options vesting immediately and one-third on each of the following two anniversary dates of the date of grant. These options were repriced to $2.05 per share on October 11, 2002. In the event the Company is purchased, all such stock options will immediately vest. On July 8, 2002, Ms. Hitchcock changed her position with the Company to become its SEC Compliance and Internal Audit Manager with compensation of $70 per hour. In December 2002, Ms. Hitchcock was also appointed as Corporate Secretary of the Company.

Christopher Morini. Angelo S. Morini's brother, Christopher Morini, works for the Company as Vice President of New Business Development and Key Accounts. From February of 1993 until October 2001, Christopher Morini served as Vice President of Marketing. Mr. C. Morini's employment agreement provides for $126,250 base salary. In May 2000, his base salary was increased to $155,000 per year. The agreement also provides for an automobile lease with insurance, which together shall not exceed $1,100 per month and monthly country club dues. Mr. C. Morini will also be entitled to a bonus that shall not exceed 40% of his base salary based on certain personal and Company goals as established by the Company's Chief Executive Officer. In the event Mr. C. Morini's employment is terminated, Mr. C. Morini will be entitled to receive five years of his base salary as severance.

John Jackson. In August of 1993, John Jackson was appointed as Vice President of Sales. Mr. Jackson's employment agreement provides for $113,750 base salary. In January 2000, his base salary was increased to $125,000 per year and then increased to $138,000 per year in January 2001. The agreement also provides for an automobile lease with insurance, which together shall not exceed $850 per month. Mr. Jackson will also be entitled to a bonus that shall not exceed 40% of his base salary based on certain personal and Company goals as established by the

Company's Chief Executive Officer. In the event of a change in ownership of the Company which results in his termination, Mr. Jackson will be entitled to receive three years of his base salary as severance. In the event Mr. Jackson's employment is otherwise terminated, he is entitled to receive one year of his base salary as severance, the payment of which shall be made at the Company's discretion.

Additional  Information  with Respect to Insider  Participation  in Compensation
--------------------------------------------------------------------------------
Committee
---------

The Company did not have a compensation committee or a committee of the Board of Directors performing similar functions until March 27, 2003. Until December 4, 2002, compensation for executive officers other than Angelo S. Morini, the Company's President and former Chief Executive Officer, was determined independently by Mr. Morini.

Mr. Morini's current employment contract, as detailed above under Employment Agreements, was approved in June 1999 by Joseph J. Juliano, Marshall K. Luther and Douglas A. Walsh, each a member of the Board of Directors prior to December 17, 2002, after they conducted discussions and negotiations with Mr. Morini. Prior to June 2002, the Company advanced amounts to or paid amounts on behalf of Mr. Morini, which were to be charged against future bonuses under his employment agreement. As of July 11, 2003, Mr. Morini owes the Company approximately $140,000 related to these non-interest bearing advances. In March 2002, Angelo
S. Morini loaned $330,000 to the Company in order for it to pay down certain notes payable that were coming due. This loan bears interest at the prime rate (4.0% at July 11, 2003) and is due on or before June 15, 2006.

Mr. Morini's brother, Christopher Morini, works for the Company as Vice President of New Business Development and Key Accounts. Angelo S. Morini's wife, Julie Morini, is employed by the Company in the marketing and public relations departments and until recently served as the Company's Corporate Secretary. Also, Mr. Morini's brother, Ronald Morini, works for the Company as an engineering consultant and his brother-in-law, Robert Peterson, is employed by the Company as a sales representative.

Board Report on Executive Compensation
--------------------------------------

The following report describes the Company's executive officers' compensation for the fiscal year ended March 31, 2003:

The Company did not have a compensation committee or a committee of the Board of Directors performing similar functions until March 27, 2003. Until December 4, 2002, compensation for all employees other than Angelo S. Morini, the Company's President and former Chief Executive Officer, was determined independently by Mr. Morini. Compensation for Mr. Morini was determined by the Board of Directors, however, no action related to compensation for Mr. Morini was necessary during fiscal 2003 because Mr. Morini's compensation is established by his Employment Agreement dated June 15, 1999. The following discretionary option grants made to Mr. Morini during fiscal 2003 were approved by the Board of Directors at the time of their grant:

------------------------------------------------------------------------------------------------
                            Number of
                           Securities
                           Underlying
                             Options      Exercise or                           Grant Date Fair
         Name                Granted      Base Price        Grant Date             Value (1)
------------------------------------------------------------------------------------------------
Angelo S. Morini          1,163,898 (2)     $5.72         May 24, 2002           $3,363,665
                            289,940         $5.17         July 1, 2002             $492,898
                            900,000 (2)     $2.05       October 24, 2002         $1,116,000
                            200,000         $4.08       December 4, 2002           $130,000
                            310,060         $2.05       December 4, 2002           $288,356
------------------------------------------------------------------------------------------------

(1) The Company estimated the fair value of the stock options at the grant date or the repricing date, as applicable, using a Black-Scholes option-pricing model with the following assumptions: (i) no dividend yield; (ii) 37% to 44% volatility, (iii) risk-free interest rate of 1.71% to 5.03%, and (iv) expected life of five to ten years.

(2) On December 4, 2002, as a result of discussions and negotiations with certain major shareholders, Mr. Morini cancelled these options with the Company. Thus, total net shares remaining available for purchase under the fiscal 2003 option grants were 800,000.

Additionally, on October 11, 2002 through unanimous consent of the Board of Directors, the Company repriced all outstanding options granted to employees prior to this date (4,284,108 shares at former prices ranging from $2.84 to $10.28) to the market price of $2.05 per share. Mr. Morini owned 3,692,035 of the 4,284,108 repriced options. On December 4, 2002, as a result of discussions and negotiations with certain major shareholders, Mr. Morini agreed to reverse the repricing of his 3,692,035 options for the purpose of improving shareholder value and lessening potential financial statement expense.

For fiscal 2004, all compensation matters for officers and key management employees will be considered by the Company's Compensation Committee, which will present its recommendations to the Board of Directors for action. Compensation matters for all other employees will be considered and determined by the Company's Chief Executive Officer after general consultation with the Compensation Committee and in accordance with guidelines and policies that may from time to time be adopted by the Compensation Committee. The Compensation Committee is currently developing such guidelines and policies and, upon completion, they will be presented to the Board of Directors for consideration and approval.

Respectively submitted by the Compensation Committee:  David H. Lipka
                                                       Thomas R. Dyckman
                                                       Joseph J. Juliano
                                                       C. Anthony Wainwright

Stock Performance Graph
-----------------------

The following graph provides a comparison of the Company's cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's SmallCap Index and a peer group index for the five-year period beginning April 1, 1998:

          COMPARATIVE OF FIVE YEAR (1) CUMULATIVE TOTAL RETURNS OF (2)
                 GALAXY NUTRITIONAL FOODS COMMON STOCK, THE S&P
                  SMALLCAP INDEX (3) AND A PEER GROUP INDEX (4)

                               [GRAPHIC OMITTED]


          COMPARATIVE OF FIVE YEAR (1) CUMULATIVE TOTAL RETURNS OF (2)
                 GALAXY NUTRITIONAL FOODS COMMON STOCK, THE S&P
                  SMALLCAP INDEX (3) AND A PEER GROUP INDEX (4)

                                 1999        2000        2001        2002        2003
                               --------------------------------------------------------
Galaxy Nutritional Foods       $  57.12    $  54.36    $  72.82    $  80.04    $  27.56

S&P Small Cap                  $  80.20    $ 104.04    $ 101.96    $ 123.44    $  92.00

Peer Group                     $  81.41    $  70.04    $  71.28    $  52.87    $  40.49

(1)  Compares fiscal years ending on or about March 31st of the years indicated.

(2) The comparison of total return on investment assumes $100 invested on April 1, 1998 in Galaxy Nutritional Foods Common Stock and in each S&P Small Cap Index and the S&P Food Group Index.

(3) The S&P Small Cap Index is composed of public companies with market capitalizations between zero and $1 billion. As of July 11, 2003, the Company had a market capitalization of approximately $47 million.

(4) Companies in the Peer Group Index are as follows: Hain Celestial Group, Horizon Organic, Conagra Foods, International Multifoods, Lance, and Tofutti Brands.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tables describe the beneficial ownership of the Company's common stock and the Company's Series A convertible preferred stock by each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's capital stock outstanding as of July 11, 2003. The tables show beneficial ownership in accordance with the rules of the Securities and Exchange Commission to include securities that a named person or entity has the right to acquire within 60 days.

                COMMON STOCK OWNERSHIP OF 5% OR MORE STOCKHOLDERS

                                              Amount and Nature of
Name and Address of Beneficial Owner        Beneficial Ownership (1)       Percent of Class (2)
-----------------------------------------------------------------------------------------------
Angelo S. Morini
2441 Viscount Row
Orlando, Florida 32809                             6,257,719 (3)                    34.8%


John Hancock Advisors, LLC
200 Clarendon Street
Boston, Massachusetts 02117                        1,441,348 (4)                     9.5%


BH Capital Investments, L.P.
175 Bloor Street East
South Tower, 7th Floor
Toronto, Ontario, Canada M4W 3R8                     960,626 (5)                     5.9%

Excalibur Limited Partnership
33 Prince Arthur Avenue
Toronto, Ontario, Canada M5R IB2                   1,215,590 (6)                     7.5%


Royce & Associates LLC
1414 Avenue of the Americas
New York, NY 10019                                 1,181,800 (7)                     7.8%



Frederick A. DeLuca
c/o Doctor's Associates, Inc.
325 Bic Drive
Milford, Connecticut 06460                         1,269,842                         8.4%


Fromageries Bel S.A.
16, Bd Malesherbes 75008
Paris, France                                      1,111,112 (8)                     7.3%


(1) The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of these shares.

(2) The total number of shares outstanding as of July 11, 2003 is 15,152,878. The percentages are calculated on the basis of the amount of shares outstanding plus shares which may be acquired through the exercise of options, warrants, rights or conversion privileges by such holder within sixty (60) days of July 11, 2003.

(3) Includes options to acquire 2,813,197 shares of the Company's common stock, which are currently exercisable at prices ranging from $2.05 to $5.25 per share. Options expire as to 13,072 shares on

     October 1, 2006, as to 432,797 on July 1, 2007, as to 7,143 shares on December 4, 2007, as to 1,357,000 shares on June 15, 2009, as to 343,125 on
     December  15, 2010,  as to 150,000 on April 19, 2011,  and as to 510,060 on
     December 4, 2012. Also includes a warrant to purchase 250 shares at an exercise price of $5.744 per share, which expires on January 17, 2007. With the exception of the options, 10,500 shares held in a nominee name, 286 shares held in joint tenancy and 714 shares held individually, all of Mr. Morini's shares and warrant are held by Morini Investments Limited Partnership, a Delaware limited liability partnership, of which Angelo Morini is the sole Limited Partner and Morini Investments LLC is the sole General Partner. Mr. Morini is the sole member of Morini Investments LLC.


(4) John Hancock Advisers, LLC is a wholly-owned subsidiary of The Berkeley Financial Group, LLC, which is a wholly-owned subsidiary of John Hancock Subsidiaries, LLC, which is a wholly-owned subsidiary of John Hancock Life Insurance Company, which is a wholly-owned subsidiary of John Hancock Financial Services, Inc. Pursuant to a Securities Purchase Agreement dated as of September 24, 2001, Hare & Co. f/b/o John Hancock Small Cap Value Fund, an affiliate of John Hancock Advisors, LLC, purchased 522,648 shares of common stock and warrants to purchase 140,000 shares of common stock, at an aggregate sales price of $3,000,000. The warrants held by Hare & Co. f/b/o John Hancock Small Cap Value Fund are exercisable at a price per share equal to $6.74 until September 25, 2006. Subsequently, the Company agreed to reduce the per share exercise price on all the warrants to $4.50 in order to induce John Hancock Advisers, LLC to exercise the warrants held by Hare & Co. f/b/o John Hancock Small Cap Value Fund. All of the warrants were exercised in January 2002 at a price of $4.50 per share.

     The following information is based solely on a Schedule 13G, dated February 11, 2002, and filed with the SEC by each of the reporting persons listed below: John Hancock Advisers, LLC has direct beneficial ownership of, and sole voting power and sole dispositive power to, the reported shares pursuant to Advisory Agreements for the following: John Hancock Small Cap Value Fund, John Hancock Small Cap Equity Fund, John Hancock Small Cap Value Fund, John Hancock Focused Relative Value Fund, and John Hancock
     Small Cap Value Fund. Each of The Berkeley Financial Group, LLC, John Hancock Subsidiaries, LLC, John Hancock Life Insurance Company, and John Hancock Financial Services, Inc. report that they do not beneficially own any of the reported shares except through their indirect, wholly owned subsidiary, John Hancock Advisers, LLC. The principal business office of John Hancock Subsidiaries, LLC, John Hancock Life Insurance Company, and John Hancock Financial Services, Inc. is at John Hancock Place, P.O. Box 111, Boston, Massachusetts 02117. The principal office address of The Berkeley Financial Group, LLC and John Hancock Advisers, LLC is 101 Huntington Avenue, Boston, Massachusetts 02119.


(5) In connection with an extension agreement, the Company issued to BH Capital Investments, L.P. a warrant to purchase 250,000 shares of the Company's common stock, which is exercisable until July 15, 2006 at $2.00 per share. On December 26, 2002, BH Capital Investments, L.P. converted 4,884 shares of the Series A convertible preferred stock, plus accrued dividends, into 199,986 shares of common stock. The conversion rate was $1.3633 based on 95% of the average of the two lowest closing bid prices on AMEX for the fifteen trading days immediately prior to conversion. On June 3, 2003, BH Capital Investments, L.P. converted 1,500 shares of the Series A convertible preferred stock into 52,302 shares of common stock. The conversion price was $1.6483 based on 95% of the average of the two lowest closing bid prices on the AMEX for the fifteen trading days immediately prior to conversion. BH Capital Investments, L.P. informed the Company that it owned 156,488 shares of the Company's common stock as of July 11, 2003. Additionally, BH Capital Investments, L.P. still holds 29,939 shares of the Series A convertible preferred stock, which are presently convertible with accrued dividends into 990,375 shares of common stock. However, BH Capital Investments, L.P., together with its affiliates (which includes Excalibur Limited Partnership), may not convert the Series A convertible preferred stock in excess of that number of the Series A convertible preferred stock that, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially owned by BH Capital Investments, L.P. and its affiliates to exceed 9.99% of the outstanding shares of common stock following such conversion, unless BH Capital Investments, L.P. waives such restriction upon not less than 61 days prior notice to the Company.

     Pursuant  to the terms of the  Series A  convertible  preferred  stock,  BH
     Capital Investments, L.P. and Excalibur Limited Partnership cannot collectively own more than 9.99% of the outstanding shares of the Company's common stock without providing 61 days prior notice to the Company (as of July 11, 2003, the Company has not received such notice). Because BH Capital Investments, L.P. currently owns 156,488 shares of common stock, excluding unconverted Series A convertible preferred stock, and Excalibur Limited Partnership currently owns 381,452 shares of common stock, including shares underlying warrants but excluding unconverted Series A convertible preferred stock, BH Capital Investments, L.P. may only convert its Series A convertible preferred stock into 554,138 shares of common stock as of July 11, 2003. In the event Excalibur Limited Partnership converts any of its Series A convertible preferred stock into shares of common stock, BH Capital Investments, L.P.'s beneficial ownership of common stock would be reduced by such number of shares (e.g., if Excalibur Limited Partnership converted its shares of the Series A convertible preferred stock into 100,000 shares of common stock, then the number of shares of common stock beneficially owned by BH Capital Investments, L.P. would be reduced by 100,000 shares, absent a waiver of the 9.99% limitation).


     The following information is based solely on a Schedule 13G, dated February 10, 2003, and filed with the SEC: Each of the following reporting persons are deemed to beneficially own a pro rata share of the maximum 9.9% of the Company's common stock beneficially owned by the group, which pro rata share does not exceed 4.99% of the class: BH Capital Investments, L.P., HB and Co., Inc., Henry Brachfeld, Excalibur Limited Partnership, Excalibur Capital Management, Inc. and William S. Hechter. Lillian Brachfeld is the sole stockholder of HB and Co, Inc. and the wife of Henry Brachfeld. Lillian Brachfeld has disclaimed pursuant to Rule 13d-4 of the Securities Exchange Act of 1934, as amended, beneficial ownership of all shares she may be deemed to beneficially own by reason of such status. The address of the principal business office of BH Capital Investments, L.P., HB and Co., Inc., Henry Brachfeld and Lillian Brachfeld is 175 Bloor Street East, South Tower, Suite 705, Ontario Canada M4W 3R8. The address of the principal business office of Excalibur Limited Partnership, Excalibur Capital
     Management, Inc. and William S. Hechter is 33 Prince Arthur Avenue, Toronto, Ontario, Canada M5R 1B2.

(6) In addition to the beneficial ownership described below, in consideration of a $550,000 short-term promissory note made by Excalibur Limited Partnership (which has been repaid in full), the Company issued Excalibur Limited Partnership a warrant for consulting services to purchase 30,000 shares of common stock which is exercisable until June 26, 2007 at a price equal to $5.50 per share. These warrants were repriced to $2.05 on October 11, 2002. In connection with an extension agreement, the Company also issued to Excalibur Limited Partnership a warrant to purchase 250,000 shares of the Company's common stock which is exercisable until July 15, 2006 at $2.00 per share. On December 26, 2002, Excalibur Limited Partnership converted 10,378 shares of the Series A convertible preferred stock, plus accrued dividends, into 424,950 shares of common stock. The conversion rate was $1.3633 based on 95% of the average of the two lowest closing bid prices on AMEX for the fifteen trading days immediately prior to conversion. Excalibur Limited Partnership informed the Company that it owned 381,452 shares of the Company's common stock as of July 11, 2003. Additionally, Excalibur Limited Partnership holds 25,945 shares of the Series A convertible preferred stock, which are presently convertible with accrued dividends into 858,255 shares of common stock. However, Excalibur Limited Partnership, together with its affiliates (which includes BH
     Capital Investments, L.P.), may not convert the Series A convertible preferred stock in excess of that number of the Series A convertible preferred stock that, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially owned by Excalibur Limited Partnership and its affiliates to exceed 9.99% of the outstanding shares of common stock following such conversion, unless Excalibur Limited Partnership waives such restriction upon not less than 61 days prior notice to the Company.

     Pursuant  to the terms of the  Series A  convertible  preferred  stock,  BH
     Capital Investments, L.P. and Excalibur Limited Partnership cannot collectively own more than 9.99% of the outstanding shares of the Company's common stock without providing 61 days prior notice to the Company (as of July 11, 2003, the Company has not received such notice). Because BH Capital Investments, L.P. currently owns 156,488 shares of common stock, excluding unconverted Series A convertible preferred stock, and Excalibur Limited Partnership currently owns 381,452 shares of common stock, including shares underlying warrants but excluding unconverted Series A convertible preferred stock, Excalibur Limited Partnership may only convert its Series A convertible preferred stock into 554,138 shares of common stock as of July 11, 2003. In the event BH Capital Investments, L.P. converts any of its Series A convertible preferred stock into shares of common stock, Excalibur Limited Partnership's beneficial ownership of common stock would be reduced by such number of shares (e.g., if BH Capital Investments, L.P. converted its shares of the Series A convertible preferred stock into 100,000 shares of common stock, then the number of shares of common stock beneficially owned by Excalibur Limited Partnership would be reduced by 100,000 shares, absent a waiver of the 9.99% limitation).


     The following information is based solely on a Schedule 13G, dated February 10, 2003, and filed with the SEC: Each of the following reporting persons are deemed to beneficially own a pro rata share of the maximum 9.9% of the Company's common stock beneficially owned by the group, which pro rata share does not exceed 4.99% of the class: BH Capital Investments, L.P., HB and Co., Inc., Henry Brachfeld, Excalibur Limited Partnership, Excalibur Capital Management, Inc. and William S. Hechter. Lillian Brachfeld is the sole stockholder of HB and Co, Inc. and the wife of Henry Brachfeld. Lillian Brachfeld has disclaimed pursuant to Rule 13d-4 of the Securities Exchange Act of 1934, as amended, beneficial ownership of all shares she may be deemed to beneficially own by reason of such status. The address of the principal business office of BH Capital Investments, L.P., HB and Co., Inc., Henry Brachfeld and Lillian Brachfeld is 175 Bloor Street East, South Tower, Suite 705, Ontario Canada M4W 3R8. The address of the principal business office of Excalibur Limited Partnership, Excalibur Capital
     Management, Inc. and William S. Hechter is 33 Prince Arthur Avenue, Toronto, Ontario, Canada M5R 1B2.

(7) The following information is based solely on a Schedule 13G, dated February 5, 2003, and filed with the SEC by Royce and Associates, LLC: Royce and Associates, LLC has the sole voting power and sole dispositive power of all of the shares reported. The address of the principal business office of Royce and Associates, LLC is 1414 Avenue of the Americas, New York, New York 10019.

(8) The following information is based solely on a Schedule 13D, dated June 9, 2003, and filed with the SEC by Fromageries Bel S.A.: Fromageries Bel S.A. owns directly and beneficially all of the reported shares. Unibel, a French limited partnership, is deemed to beneficially own the reported shares by reason of the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Each of Fromageries Bel S.A. and Unibel, a French limited partnership, has shared voting power and shared dispositive power of all of the reported shares of the Company's common stock. The address of the principal office of Fromageries Bel S.A. and Unibel is 4 rue d Anjou 75008, Paris, France.


    SERIES A CONVERTIBLE PREFERRED STOCK OWNERSHIP OF 5% OR MORE STOCKHOLDERS

                                           Amount and Nature of
Name and Address of Beneficial Owner     Beneficial Ownership (1)    Percent of Class
--------------------------------------------------------------------------------------
BH Capital Investments, L.P.  (2)
175 Bloor Street East
South Tower, 7th Floor
Toronto, Ontario, Canada M4W 3R8              29,939 Series A              53.6%

Excalibur Limited Partnership  (2)
33 Prince Arthur Avenue
Toronto, Ontario, Canada M5R IB2              25,945 Series A              46.4%

(1) The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of these shares.

(2) Pursuant to a certain Series A Preferred Stock and Warrants Purchase Agreement dated as of April 6, 2001, BH Capital Investments, L.P. and Excalibur Limited Partnership each purchased 36,323 shares of the Company's Series A convertible preferred stock and warrants to purchase 60,000 shares of common stock, at an aggregate sales price of approximately $3,082,000. BH Capital Investments, L.P. and Excalibur Limited Partnership exercised their warrants and the Company has been informed that they have sold all of the shares received upon the exercise of the warrants. As of July 11, 2003, the holders of the Series A convertible preferred stock were each entitled to an additional $9.71 per outstanding preferred share, or 11,264 total additional shares of the Series A convertible preferred stock, for dividends accrued on their initial purchase of the Series A convertible preferred stock. This dividend is payable in cash or shares of the Series A convertible preferred stock at the Company's discretion. However, in accordance with the terms of our asset-based loan from Textron Financial Corporation, we are prohibited from paying dividends in cash without Textron's consent. On December 26, 2002, Excalibur Limited Partnership and BH Capital Investments, L.P. converted 10,378 and 4,884 shares of the Series A convertible preferred stock, respectively, plus accrued dividends, into 424,950 and 199,986 shares of common stock, respectively. The conversion rate was $1.3633 based on 95% of the average of the two lowest closing bid prices on the AMEX for the fifteen trading days immediately prior to conversion. On June 3, 2003, BH Capital Investments, L.P. converted 1,500 shares of the Series A convertible preferred stock into 52,302 shares of common stock. The conversion price was $1.6483 based on 95% of the average of the two lowest closing bid prices on the AMEX for the fifteen trading days immediately prior to conversion.

LEGAL PROCEEDINGS

To the knowledge of the Company, no executive officer or director of the Company is a party adverse to the Company or has material interest adverse to the Company in any legal proceeding.

OTHER BUSINESS

The Board of Directors knows of no business which will be presented for consideration at the meeting other than that which is stated above. If any other business should come before the meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company. In addition to soliciting shareholders by mail of by its regular employees, the Company may request banks and brokers to solicit their customers who have stock of the Company registered in the name of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company, none of whom will receive additional compensation therefor, may also be made of some shareholders in person or by mail, telephone or telegraph, following the original solicitation.

SHAREHOLDER PROPOSALS

It is anticipated that the Company's next annual meeting of shareholders will be held in ___________________, and proposals of shareholders intended for inclusion in the proxy statement will be furnished to all shareholders entitled to vote at the next annual meeting of the Company, and must be received at the Company's principal executive offices no later than _____________________. It is suggested that proponents submit their proposals by Certified Mail-Return Receipt Requested. Notice of shareholder proposals outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, (for proposals submitted for inclusion in proxy statement and form of proxy) for the next annual meeting of shareholders must be received at the Company's principal executive offices no later than ______________________.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S FISCAL YEAR ENDED MARCH 31, 2003. ALL SUCH REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, AT 2441 VISCOUNT ROW, ORLANDO, FLORIDA 32809.

                                   PROXY CARD


                         GALAXY NUTRITIONAL FOODS, INC.
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - MARCH 27, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles L. Jarvie with full power of substitution, the proxies of the undersigned to vote all shares of Common Stock of Galaxy Nutritional Foods, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of the Company to be held, ___________, _____________ ___, 2003 at 10:00 a.m., local time, at the
Company's headquarters, located at 2441 Viscount Row, Orlando, Florida, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereof

1.) PROPOSAL ONE: TO FIX THE NUMBER OF DIRECTORS AT EIGHT AND ELECT A BOARD OF DIRECTORS FOR THE ENSUING PERIODS.

     [ ]  FOR all nominees below
     [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

     (Instruction: To withhold authority to vote for any nominee, draw a line through such nominee's name)

     Charles L. Jarvie, Angelo S. Morini, Thomas R. Dyckman, Joseph J. Juliano, David H. Lipka, Christopher J. New, C. Anthony Wainwright, Patrice M.A. Videlier

2.) PROPOSAL TWO: TO APPROVE THE ISSUANCE BY THE COMPANY OF COMMON STOCK IN THE EVENT OF A CONVERSION OF THE COPMANY'S SERIES A CONVERTIBLE PREFERRED STOCK AND UPON THE EXERCISE OF CERTAIN WARRANTS HELD BY THE SERIES A CONVERTIBLE PREFERRED STOCKHOLDERS.

          [ ]  FOR       [ ]  AGAINST        [ ]  ABSTAIN

                  (Continued and to be signed on reverse side)

3.) PROPOSAL THREE: TO APPROVE THE ISSUANCE BY THE COMPANY OF COMMON STOCK OR SECURITIES CONVERTIBLE INTO COMMON STOCK IN A POTENTIAL OFFERING, THE PROCEEDS OF WHICH WILL BE USED TO FINANCE THE COMPANY'S REDEMPTION OF ANY OUTSTANDING, UNCONVERTED SERIES A CONVERTIBLE PREFERRED STOCK AND TO PAY ALL COSTS AND EXPENSES RELATED TO SUCH OFFERING AND REDEMPTION.

          [ ]  FOR       [ ]  AGAINST        [ ]  ABSTAIN

4.) PROPOSAL FOUR: TO APPROVE CERTAIN ISSUANCES AND POTENTIAL ISSUANCES OF COMMON STOCK OR OTHER SECURITIES CONVERTIBLE INTO COMMON STOCK BY THE COMPANY TO OFFICERS, DIRECTORS AND KEY EMPLOYEES.

          [ ]  FOR       [ ]  AGAINST        [ ]  ABSTAIN

5.) PROPOSAL FIVE: TO RATIFY THE RETENTION OF BDO SEIDMAN, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEARS ENDING MARCH 31, 2003 AND MARCH 31, 2004.

          [ ]  FOR       [ ]  AGAINST        [ ]  ABSTAIN


                                        This Proxy when  properly  executed will
                                        be voted in the manner  directed  herein
                                        by the  undersigned  stockholder.  If no
                                        direction  is made,  this  proxy will be
                                        voted FOR  proposal  1, FOR  proposal 2,
                                        FOR  proposal 3, FOR  proposal 4 and FOR
                                        proposal    5.   If    signing   as   an
                                        attorney,     executor,    trustee    or
                                        guardian, please give your full title as such. If stock is held jointly, each owner should sign.

                                        Date:___________________________________
                                        Signature:______________________________
                                        Signature:______________________________

           PLEASE MARK, DATE, SIGN, AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.